UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Merit Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)
__________________________________________________________________________________________________________________________________________________________________________
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 21, 2015
MERIT MEDICAL SYSTEMS, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of Merit Medical Systems, Inc. (the “Company”), which will be held on Thursday, May 21, 2015, at 3:00 p.m., at the Company’s corporate offices at 1600 West Merit Parkway, South Jordan, Utah, 84095 (the “Annual Meeting”), for the following purposes:

(1)	To elect three directors of the Company, to serve until the Annual Meeting of the Company’s Shareholders in 2018 and until their respective successors have been duly elected and qualified;

(2)	To conduct an advisory vote on a non-binding resolution to approve the compensation of the Company’s named executive officers;

(3)
To consider and vote upon a proposal to amend the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan for the purposes of (i) increasing the number of shares of common stock of the Company authorized for the grant of awards under that plan from 3,750,000 shares to 6,250,000 shares; and (ii) extending the term of that plan until February 13, 2025;

(4)
To consider and vote upon a proposal to amend the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan for the purpose of extending the term of that plan until the last business day of June 2026;

(5)	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015;

(6)
To consider and vote upon a shareholder proposal to request that the Board of Directors initiate the appropriate process to amend the Company’s charter documents to require a majority vote in uncontested elections of directors of the Company; and

(7)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 23, 2015 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

In order to attend the Annual Meeting, holders of record of the Company’s common stock must provide proof of identification; individuals who own shares of the Company’s common stock in “street name” must provide proof of ownership and identification.

IMPORTANT

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. Please either sign and return the accompanying card in the postage-paid envelope or instruct us via the Internet as to how you would like your shares voted. This will ensure representation of your shares at the Annual Meeting if you are unable to attend. Instructions on how to vote your shares via the Internet are on the proxy card or voting instruction card.

By Order of the Board of Directors,

Kent W. Stanger
April 10, 2015	Chief Financial Officer, Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2015:

You are receiving this communication because you hold shares in the Company. This Proxy Statement and the accompanying annual report to shareholders are available online at: www.proxyvote.com. You may also request a paper copy of these materials, as discussed below.

Among other things, this Proxy Statement contains information regarding:

▪	Date, time and location of the Annual Meeting;

▪	Matters being submitted to the shareholders; and

▪	Information concerning voting in person at the Annual Meeting.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

--- Before You Vote ---
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1.	Annual Report

2.	Notice & Proxy Statement

How to View Online:

Have the 12-digit control number printed on the ballot enclosed with this proxy statement and visit www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1.	BY INTERNET: www.proxyvote.com

2.	BY TELEPHONE: 1-800-579-1639

3.	BY E-MAIL: sendmaterial@proxyvote.com

**    If requesting material by e-mail, please send a blank e-mail with the 12-digit control number printed on the ballot enclosed with this proxy statement in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 7, 2015 to facilitate timely delivery.

METHOD FOR ELECTRONIC VIEWING AND PRINTING OF THE PROXY MATERIALS:

The record date for the Annual Meeting is March 23, 2015. Shareholders of record on the record date will be entitled to notice and to vote, in person or by proxy, at the Annual Meeting and any adjournments or postponements thereof.

The Company is pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and the Company’s 2014 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company’s proxy materials, including this Proxy Statement, the 2014 Annual Report to Shareholders and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. The Company believes this process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

All shareholders may choose to access the Company’s proxy materials on the website identified above (www.proxyvote.com) or may request to receive a printed set of the Company’s proxy materials. This proxy statement contains information regarding the proposals to be considered at the Annual Meeting, and shareholders are encouraged to read it in its entirety.

METHODS OF VOTING

The method of voting by proxy differs for shares registered directly in a shareholder’s name, considered the shareholder of record, and shares held in “street name,” which means shares held of record by a trustee or in an account at a brokerage firm, bank, dealer, or other similar organization. If the shareholder holds shares as a record holder, the shareholder may either vote the shares by proxy on www.proxyvote.com, by means of the telephone or by mail by requesting a printed copy of this Proxy Statement and then voting by telephone or mail, or by attending the Annual Meeting and voting in person. If a shareholder requests a printed copy of this Proxy Statement, a proxy card (the “Proxy”) will also be mailed to the shareholder. If a shareholder votes his, her or its proxy by telephone, the Internet or by returning the Proxy to the Company before the Annual Meeting, the individuals designated in the Proxy will vote as the Proxy directs. If a shareholder votes by telephone or over the Internet, the shareholder does not need to return the Proxy. Telephone and Internet voting facilities for shareholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 20, 2015.

If a shareholder holds shares of the Company’s common stock in “street name,” the shareholder must either instruct his, her or its broker or nominee as to how to vote such shares or obtain a proxy card, executed by the broker or nominee, to be able to vote at the Annual Meeting.

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Voting by Mail. If a shareholder chooses to vote by mail, simply mark the enclosed Proxy and complete, sign, date and mail it in the postage-paid envelope provided. The Proxy must be completed, signed and dated by the shareholder or the shareholder’s authorized representative.

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Voting by Telephone. Shareholders of record can vote by phone by following the instructions on the Proxy or by calling toll-free at 1-800-690-6903. Voice prompts will instruct shareholders to vote their shares and confirm that their vote has been properly recorded. If the shares are registered in street name, shareholders can vote by telephone when they receive their materials by mail using the toll-free phone number located on the Proxy. A large number of banks and brokerage firms are participating in the Broadridge Investor Communications Solutions, Inc. (“Broadridge”) online program. This program provides eligible shareholders the opportunity to vote via the internet or by telephone. If a shareholder’s bank or brokerage firm is participating in Broadridge’s program, the voting form will provide instructions.

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Voting over the Internet. Registered shareholders can vote on the Internet by accessing the Internet at www.proxyvote.com. As with telephone voting, shareholders can confirm that their votes have been properly recorded.

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Voting in Person at the Annual Meeting. If a shareholder plans to attend the Annual Meeting and vote in person, the Company will provide a ballot at the Annual Meeting. Shareholders of record have the right to vote in person at the Annual Meeting. If a shareholder holds shares in street name and the shareholder wishes to vote at the Annual Meeting, the shareholder will need to bring to the Annual Meeting a legal proxy from the broker or other nominee authorizing the shareholder to vote those shares.

The Company provides Internet proxy voting to allow shareholders to vote their shares on-line, with procedures designed to ensure the authenticity and correctness of proxy vote instructions. However, please be aware that shareholders must bear any costs associated with their Internet access, such as usage charges from Internet access providers and telephone companies.

If a shareholder receives multiple Notices, the shareholder’s shares are registered in more than one name or are registered in different accounts. Shareholders should follow the voting instructions on each Notice to ensure that all of their shares are voted.

MERIT MEDICAL SYSTEMS, INC.
1600 West Merit Parkway
South Jordan, Utah 84095
___________________________

PROXY STATEMENT
___________________________

Annual Meeting of Shareholders

May 21, 2015
___________________________

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Merit Medical Systems, Inc., a Utah corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies from holders of outstanding shares of the Company’s common stock, no par value (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 21, 2015, at 3:00 p.m., at the Company’s corporate offices at 1600 West Merit Parkway, South Jordan, Utah, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed or made available to shareholders of the Company on or about April 10, 2015.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials, as well as the expense of making this Proxy Statement and accompanying materials available on the Internet. In addition to the solicitation of proxies by use of the mail and the Internet, the directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies personally or by telephone, electronic mail or facsimile. The Company has also engaged Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 professional proxy solicitors, who will be paid fees and expenses which are not expected to exceed $12,500 in total, to assist in solicitation of proxies in connection with the Annual Meeting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by those persons, and the Company will reimburse those brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

The Board has fixed the close of business on March 23, 2015 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued and outstanding 43,955,162 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

Shares of Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. If no instructions are indicated, those shares will be voted FOR the election of each of the three director nominees identified in this Proxy Statement; FOR the non-binding resolution to approve the compensation of the Company’s named executive officers; FOR approval of the proposal to amend the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the “2006 Incentive Plan”); FOR approval of the proposal to amend the

Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”); FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015; FOR the shareholder proposal to require majority voting in the uncontested election of directors of the Company; and, in the discretion of the proxy holder, as to any other matters that may properly come before the Annual Meeting. The Company is not currently aware of any other matters to be presented at the Annual Meeting.

A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date by mail, by voting via the Internet, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting. In order to revoke a proxy executed with respect to shares held in street name, the shareholder must contact the appropriate broker or nominee.

Shares of Common Stock that are held in “street name,” which means shares of Common Stock held of record by a trustee or in an account at a brokerage firm, bank, dealer, or other similar organization (collectively, “brokerage firms”), may be voted, even if the beneficial holder does not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable securities rules to cast votes on certain “routine” matters, even if they do not receive instructions from their customers. The ratification of the Company’s independent registered accounting firm is considered a routine matter for which brokerage firms may vote un-instructed shares. The election of directors, the advisory vote to approve named executive officer compensation, the proposal to amend the 2006 Incentive Plan, the proposal to amend the Employee Stock Purchase Plan and the shareholder proposal to require a majority vote in the uncontested election of the Company’s directors are not considered routine matters under current securities rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It should be noted that securities rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, given this change, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Vote Required

A majority of the issued and outstanding shares of Common Stock entitled to vote, properly represented in person or by proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or absence of a quorum. Under the Utah Revised Business Corporation Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal.

Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record on the Record Date. In the election of directors, shareholders will not be allowed to cumulate their votes. The three nominees receiving the highest number of votes will be elected. The advisory vote on executive compensation is non-binding; however, the Company will record the number of votes cast in favor of and against the proposal and will report the voting results at the Annual Meeting. Approval of the proposal to amend the 2006 Incentive Plan, the proposal to amend the Employee Stock Purchase Plan, the proposal to ratify the appointment of Deloitte to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and the shareholder proposal to require a majority vote of the Company’s shareholders to elect directors of the Company in uncontested elections requires that the votes cast in favor of the applicable proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors, the advisory vote with respect to executive compensation, the proposal to amend the 2006 Incentive Plan, the proposal to amend the Employee Stock Purchase Plan, the proposal to ratify the appointment of the Company’s independent registered public accounting firm and the shareholder proposal to require a majority vote of the Company’s shareholders in the uncontested election of directors of the Company.

Any other matter presented for approval by the shareholders at the Annual Meeting will generally be approved if the number of votes cast in favor of a matter exceeds the number of votes cast in opposition. With respect to any such matter, abstentions and broker non-votes are not likely to affect the outcome of a vote on such matter.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, three directors of the Company are to be elected to serve until the annual meeting of the Company’s shareholders in 2018 and until their successors are duly elected and qualified. If any of the nominees becomes unavailable to serve, which is not now anticipated, the proxies solicited by this Proxy Statement will be voted for other persons as may be designated by the Board. The three nominees receiving the highest number of votes at the Annual Meeting will be elected.

Classification of Board of Directors

The Company’s Articles of Incorporation, as amended, provide for the classification of the Board, also known as a “staggered board.” The directors of the Company are divided into three classes, with the directors in each class serving a three-year term. The classes are staggered, with the terms of one-third of the directors, as near as possible, expiring at each annual shareholders meeting. Based upon the existing classification of the Board, the terms of Fred P. Lampropoulos, Franklin J. Miller, M.D. and A. Scott Anderson are scheduled to expire in connection with the Annual Meeting.

Nominees for Election as Directors

The Board and its Nominating and Corporate Governance Committee (the “Nominating Committee”) believe that each of the following nominees possesses the experience and qualifications that directors of the Company should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led the Board and the Nominating Committee to conclude that he should be nominated to serve as a director of the Company at the present time, in light of the Company’s business and structure, are set forth below:

Fred P. Lampropoulos, 65, has been Chairman of the Board, Chief Executive Officer (“CEO”) and President of the Company since its formation in July 1987. From 1983 to June 1987, Mr. Lampropoulos was Chairman of the Board and President of Utah Medical Products, Inc., a medical device manufacturer. He holds more than 100 patents on devices used in the diagnosis and therapeutic treatment of cardiovascular disease. He serves on several community and advisory boards and has been the recipient of numerous awards, including the 2003 Utah Governor’s Medal for Science and Technology. The Board believes the Company benefits immensely from Mr. Lampropoulos’ experience as founder, CEO and President of the Company. He plays a critical role in communicating the expectations, advice, concerns and encouragement of the Board to the Company’s employees. Mr. Lampropoulos has a deep knowledge and understanding of the Company, as well as the markets in which the Company’s products compete. Mr. Lampropoulos also performs a critical function as the Chairman of the Board, providing decisive leadership and direction to the activities and deliberations of the Board. The Board also believes Mr. Lampropoulos’ leadership, drive and determination are significant factors in the Company’s growth and development, and continue to be tremendous assets to the Company and its shareholders.

Franklin J. Miller, M.D., 74, has been a director of the Company since 2005, and served as a consultant to the Company, assisting in product testing and development, from 1997 through March 2005. Dr. Miller retired as a Professor of Radiology and Surgery from the University of Utah, Department of Radiology, in 2005, where he was the Director of Interventional Radiology from 1976 through 2001. In January 2002, Dr. Miller was appointed as Clinical Professor of Radiology at the University of California, San Diego, where he began the Hereditary Hemorrhagic Telangiectasia Clinic, one of only eight such clinics in the United States. He retired from the University of California in 2011 and was designated an Emeritus Professor. Dr. Miller has served on advisory boards to several medical device companies and has been on the editorial and review boards for numerous medical journals. He is a graduate of Temple University Medical School, and served his resident and fellowship physician training at Johns Hopkins Hospital. Dr. Miller contributes a valuable set of skills, training and experience to the Board’s deliberations. During his service as a director, Dr. Miller has provided critical advice regarding the Company’s product development strategy, and plays a significant role in the Company’s evaluation of acquisition and other growth opportunities. Based, in part, on his extensive medical training and his experience with various medical devices, Dr. Miller provides the Board valuable insight regarding the needs and preferences of the medical professionals who use and purchase the Company’s products. Dr. Miller is an independent director.

A. Scott Anderson, 68, has been a director of the Company since November, 2011. Mr. Anderson is the President and Chief Executive Officer of Zions First National Bank, a commercial bank located in the intermountain United States. Mr. Anderson also serves on the Board of Directors of Intermountain Healthcare, an integrated healthcare system located in Utah and Idaho. From 2003 to 2008, Mr. Anderson served as a Director of the Federal Reserve Bank of San Francisco (Salt Lake City Branch). He received a bachelor’s degree in philosophy and economics from Columbia University and a master’s degree in economics and international studies from Johns Hopkins University. Mr. Anderson contributes to the Board’s deliberations more than 39 years of experience in the banking and financial services industries, and serves as the president of one of the largest financial institutions in the intermountain United States. The Board believes Mr. Anderson provides tremendous insight regarding national and international financial and credit markets, as well as lending practices, which are extremely valuable as the Company continues to implement its growth strategy. Mr. Anderson also contributes extensive business and corporate governance experience to the strategic planning and operational discussions of the Board. Mr. Anderson is an independent director.

The Board recommends that shareholders vote FOR each of the foregoing nominees to serve as a director of the Company.

Directors Whose Terms of Office Continue

The experience and qualifications of each continuing director of the Company, including information regarding the specific experience, qualifications, attributes and skills that led the Board and the Nominating Committee to conclude that he should serve as a director of the Company at the present time, in light of the Company’s business and structure, are set forth below:

Richard W. Edelman, 74, has been a director of the Company since 1988, and has served as the Lead Independent Director of the Board since 2014. Mr. Edelman has been principally engaged in the management of private investments since February 2013. From April 2011 through February 2013, Mr. Edelman was engaged as an independent representative of SWS Financial Services, Inc., a registered investment advisor and registered broker-dealer. From 2000 through April of 2011, Mr. Edelman was a Managing Director and Senior Vice President of SMH Capital Inc., an investment banking firm (“SMH”). From 2000 to 2006, he was the Managing Director and Manager of SMH's Dallas branch. From 1998 to 2000, he was a Senior Vice President and Branch Manager of Southwest Securities, Inc., a stock brokerage firm headquartered in Dallas, Texas. From 1996 to 1998, he was a Vice President of Rodman & Renshaw, Inc., a stock brokerage firm. From 1987 to 1996, he was employed by Southwest Securities, Inc. as a Senior Vice President and securities analyst. Prior to joining Southwest Securities, Inc., Mr. Edelman was a securities analyst and Vice President for Schneider, Bernet and Hickman, a Dallas, Texas securities firm. Mr. Edelman obtained a Master of Business Administration degree from Columbia University in 1966. Mr. Edelman serves as a director, in part, because of the depth of his financial training, experience and his analytical acumen. Mr. Edelman possesses a keen ability to review and understand financial information, both with respect to the Company and with respect to potential business partners and acquisition candidates. His financial training and experience have been extremely valuable to the Board in his service on the Audit Committee and his qualification as an audit committee financial expert. As the Lead Independent Director, Mr. Edelman has demonstrated his ability to ask difficult questions and encourage the Company's implementation of strong financial practices. Mr. Edelman's term as a director expires in 2016.

Michael E. Stillabower, M.D., 71, has been a director of the Company since 1996. Dr. Stillabower has been a physician in private practice in Wilmington, Delaware since 1980. In 1999, Dr. Stillabower was appointed Director, Cardiovascular Clinical Trials, of Christiana Care Health Systems. From 1988 to 1999, he was Chief of Cardiology at the Medical Center of Delaware, where he had held a number of appointments including Director, Coronary Care Unit, from 1984 to 1988. In May 1995 he was appointed Clinical Associate Professor of Medicine, Jefferson Medical College in Philadelphia, Pennsylvania, where he obtained his M.D. degree in 1976. He is an elected Fellow of the American College of Cardiology and a member of other professional associations and is actively engaged in cardiology research, instruction and publication of related papers and abstracts. Dr. Stillabower's service reflects the Board’s recognition of his expertise in the medical profession, his valuable role in developing and evaluating existing and proposed Company products and his understanding of the medical community and the markets for the Company's products. Dr. Stillabower contributes more than 30 years of specialized training and experience in cardiology and related fields to the Board, and has actively participated in the development and commercialization of many of the Company's products. He has used the Company's products in cardiac procedures, and provides valuable insights from a practitioner's viewpoint. Dr. Stillabower is an independent director. Dr. Stillabower's term as a director expires in 2016.

Kent W. Stanger, 60, has been Chief Financial Officer, Secretary, Treasurer and a director of the Company since 1987. Prior to joining the Company, Mr. Stanger was the controller for Utah Medical Products, Inc., a medical device manufacturer, from 1985 to August 1987. Prior to 1985, he was the corporate controller for Laser Corporation, American Laser and Modulaire Industries, Inc., and was a practicing certified public accountant from 1979 through 1982 with Hansen, Barnett and Maxwell, a Utah accounting firm. Mr. Stanger received a Bachelor of Arts degree in accounting from Weber State University in 1978. Mr. Stanger serves as a member of the board of directors and executive committee of the Utah Taxpayers Association. Mr. Stanger was a founder of the Company and, through more than 25 years of service as the principal financial manager of the Company, has developed a broad understanding of the Company’s business and operations, as well as the markets in which the Company competes. The Board values Mr. Stanger’s accounting and financial management skills, and benefits greatly from his participation in the Board’s deliberations, as well as his ability to implement the strategic objectives identified by the Board. Along with Mr. Lampropoulos, Mr. Stanger plays an important role in communicating the expectations, advice, concerns and encouragement of the Board to the Company’s employees. Mr. Stanger’s term as a director expires in 2017.

Nolan E. Karras, 70, has been a director of the Company since November 2011. Mr. Karras has been engaged as the Chairman and Chief Executive Officer of The Karras Company, Inc., an investment advisory firm, since 1997 and is a certified public accountant. Mr. Karras serves on the board of Western Hay Company, Inc., an agricultural products company located in Ogden, Utah, where he also served as chief executive officer from 1995 to 2012. Mr. Karras was appointed a member of the Board of Trustees of Weber State University in 2013. He is also a member of the Community Board of Directors of University of Utah Hospitals and Clinics, where he serves as Chairman of the Finance Committee. Mr. Karras previously served from 1996 to 2009 on the board of directors of Beneficial Life Insurance Company, a privately-held life insurance company headquartered in Salt Lake City, Utah, where he was chair of the investment committee and a member of the executive committee. In 2013, Mr. Karras completed a 12-year term as a member of the Utah State Board of Regents, where he served as board chairman from 2002 to 2006. Mr. Karras previously served as a director and member of the audit and compensation committees of the boards of directors of PacifiCorp, a public utility operating in the northwestern United States, and Scottish Power, a multinational energy company. Mr. Karras has held several positions in public service, including service in the Utah House of Representatives for ten years where he served as Speaker of the House and House Majority Leader. Mr. Karras received a bachelor’s degree from Weber State University and a master’s degree in business administration from the University of Utah. Mr. Karras’ experience and skills qualify him to work constructively with the Company’s management and directors, especially in connection with the Company’s pursuit of growth and expansion opportunities. The Board believes Mr. Karras’ financial acumen and experience in corporate governance are valuable to its deliberations and strategic planning and in his service as Chairman of the Board's Audit Committee. Mr. Karras also has a keen awareness of the social, political and economic environment in which the Company operates. Mr. Karras is an independent director. Mr. Karras’ term as a director expires in 2017.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines on February 12, 2015 ("Governance Guidelines"). The Governance Guidelines can be accessed at the Company’s website, www.merit.com. The Governance Guidelines set forth the responsibilities of the Company's directors. The basic responsibility of the Company’s directors is to act in good faith and with due care so as to exercise their business judgment on an informed basis in what they reasonably and honestly believe to be in the best interests of the Company and its shareholders. The business affairs of the Company are managed subject to the oversight of the Board, which represents and is accountable to the shareholders of the Company. The Board reviews and assesses the Company's strategic, competitive and financial performance. The Chairman of the Board provides leadership to the Board and works with it to define its structure, agenda and activities in order to fulfill its responsibilities. The Chairman works with senior management to help ensure that matters for which management is responsible are appropriately reported to the Board. The Lead Independent Director serves as liaison between the Chairman and the independent directors.

Committees of the Board

The Board has standing Audit, Compensation and Nominating Committees. The Company believes each of the directors serving on the Audit, Compensation and Nominating Committees is an independent director for purposes of the Marketplace Rules of The Nasdaq Global Select Market, on which the Common Stock is currently quoted, and that each of the directors serving on the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). During the year ended December 31, 2014, the Board held seven meetings. No director attended fewer than 75% of the total number of meetings of the Board and of any committee on which he served.

Audit Committee. The Audit Committee meets to review and discuss the Company’s accounting practices and procedures with the Company’s management and independent public accountants, and to review the quarterly and annual financial statements of the Company. The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and reporting practices. The Audit Committee’s primary duties include reviewing the scope and adequacy of the Company’s internal accounting and financial controls; reviewing the independence of the Company’s independent registered public accounting firm; approving the scope of the audit activities of the Company’s independent registered public accounting firm; approving the fees of the Company’s independent registered public accounting firm; approving any non-audit related services; reviewing the audit results; reviewing the objectivity and effectiveness of the Company’s internal audit function; reviewing and monitoring calls received through the Company’s whistleblower hotline and reviewing the Company’s financial reporting activities and the accounting standards and principles followed.

Deloitte currently serves as the Company’s independent registered public accounting firm. The current members of the Audit Committee are Nolan E. Karras (Chairman), Richard W. Edelman and Franklin J. Miller, each of whom is an “independent director” for purposes of the Marketplace Rules of The Nasdaq Global Select Market. The Board has determined that Mr. Edelman and Mr. Karras are audit committee financial experts, as defined in Item 407(d) of Regulation SK under the Securities Exchange

Act of 1934, as amended. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s Internet website, www.merit.com. The Audit Committee met five times during 2014.

Compensation Committee. The Compensation Committee is responsible for overseeing, reviewing and approving executive compensation and benefit programs of the Company. The current members of the Compensation Committee are A. Scott Anderson (Chairman), Franklin J. Miller and Michael E. Stillabower. Each of the members of the Compensation Committee is a non-employee director who qualifies as (i) an “independent director” for purposes of the Marketplace Rules of The Nasdaq Global Select Market, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and (iii) an “outside director” under Section 162(m) of the Code.

The Board has adopted a written Compensation Committee Charter, a copy of which is available on the Company’s Internet website, www.merit.com. Additional information regarding the functions, procedures and authority of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page nine below. The Compensation Committee Report appears on page 16 below. The Compensation Committee met four times during 2014; however, the members of the Compensation Committee met informally and discussed compensation issues affecting the Company at other times throughout the year as well.

Nominating Committee. The Nominating Committee is responsible for nomination of the Company’s directors and oversight of the Company’s corporate governance activities. The Nominating Committee selects, evaluates and recommends to the full Board qualified candidates for election to the Board. The members of the Nominating Committee are Michael E. Stillabower, M.D. (Chairman), A. Scott Anderson, and Nolan E. Karras. The Nominating Committee met once during 2014. The Board has adopted a written charter for the Nominating Committee, a copy of which is available on the Company’s Internet website, www.merit.com.

Nomination Process

The policy of the Nominating Committee is to consider properly-submitted shareholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below. Any shareholder wishing to recommend a candidate for consideration by the Nominating Committee should submit a recommendation in writing indicating the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as a director. This information should be addressed to Rashelle Perry, Chief Legal Officer of the Company, at 1600 West Merit Parkway, South Jordan, Utah 84095.

The Nominating Committee reviews the skills and characteristics required of directors in the context of the current composition of the Board. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs. Among the factors the Nominating Committee typically considers are a candidate’s independence, skills, integrity, policy-making experience, ability to work constructively with the Company’s management and directors, capacity to evaluate strategy and reach sound conclusions, availability of time, awareness of the social, political and economic environment and diversity.

The Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through various means, including recommendations from current directors, shareholders or other individuals. Candidates are evaluated by the Nominating Committee, and may be considered at any point during the year. All director nominee recommendations which are properly submitted to the Nominating Committee are considered by the Nominating Committee prior to the issuance of the proxy statement for the next annual meeting of shareholders. Any materials provided to the Company by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating Committee, which considers the recommended candidate in light of the director qualifications discussed above. To date, the Nominating Committee has not engaged a professional search firm to assist in identifying candidates for service on the Board.

Board Diversity

In identifying nominees, the Nominating Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion and other traits typically associated with the term “diversity.” As described in “Nomination Process” above, the Nominating Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills, but has not adopted any formal policy regarding diversity with respect to director nominees.

Board Leadership Structure and Role in Risk Oversight

Mr. Fred P. Lampropoulos currently serves as the Chairman of the Board and Chief Executive Officer of the Company. The Board and the Nominating Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company. Given Mr. Lampropoulos’ vast experience since founding the Company in 1987, his involvement as an inventor and holder of more than 100 patents on diagnostic and therapeutic devices, the respect which he has earned from the Company’s employees, business partners and shareholders, and his proven leadership skills, the Board believes the best interests of the Company’s shareholders are met by Mr. Lampropoulos’ continued service in both capacities. The Board believes Mr. Lampropoulos’ fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for the Company’s employees and other stakeholders.

Given the outstanding experience and qualifications the Company’s independent directors contribute to the deliberations and activities of the Board, the Company has implemented a number of practices designed to encourage effective corporate governance. These practices include:

•	the requirement that at least a majority of the Company’s directors meet the standards of independence applicable to the Company;

•
the selection of a Lead Independent Director, who is empowered to schedule and conduct meetings of the independent directors, communicate with the Chairman of the Board, disseminate information to the Board and raise issues with management on behalf of the independent directors when appropriate; and

•
regular executive sessions of the Board and its committees, which are typically held in conjunction with each regularly scheduled Board and committee meeting and include individual sessions with representatives of the Company’s independent registered public accounting firm, internal auditors and legal counsel.

The Board is involved in assessing and managing risks that could affect the Company. One of the roles of the Board is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company’s business, and the implementation by management of appropriate systems to deal with such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors.

When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board. The Audit Committee is generally responsible for oversight of risks such as those relating to the quality and integrity of the Company’s financial reports, the independence and qualifications of the Company’s independent registered public accounting firm, and the Company’s compliance with disclosure and financial reporting requirements. The Nominating Committee is generally responsible for oversight of risks addressed through the identification and recommendation of individuals qualified to become directors of the Company, director and management succession planning and development and implementation of corporate governance principles. The Compensation Committee is generally responsible for oversight of risks such as those relating to employment policies and the Company’s compensation and benefits systems. These committees exercise their oversight responsibilities through reports from and meetings with officers of the Corporation responsible for each of these risk areas, including the Company’s Chief Legal Officer, Chief Compliance Officer, and Internal Auditor. In such meetings, committee members discuss and analyze such risks, and, when necessary, consult with outside advisors.

Executive Sessions of Independent Directors

The Company’s independent directors meet in executive session regularly, generally quarterly. The independent directors of the Company have selected Mr. Edelman to serve as the Lead Independent Director who presides at all executive sessions.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all Company employees, including its principal executive officer, principal financial officer and principal accounting officer, and is supplemented by additional provisions applicable to the Company’s Chief Executive Officer and the Company’s senior financial and accounting officers. The Code of Conduct is posted on the Company’s Internet website, www.merit.com. All directors, officers and employees of the Company are required to act ethically at all times and in accordance with the principles and policies set forth in the Code of Conduct.

Among other principles and policies, the Code of Conduct sets forth the Company’s position that a conflict of interest exists when a person’s private interest interferes in any way with the interests of the Company. The Code of Conduct recognizes that a conflict of interest occurs when the Company enters into a transaction in which an employee, officer, or director, or someone related to or affiliated with an employee, officer, or director, has a significant personal interest. The Code of Conduct also recognizes that a conflict of interest arises when an employee, officer or director of the Company receives an improper benefit as a result of the person’s position with the Company, and prohibits any form of loan or credit to directors or officers of the Company or their family members.

The Code of Conduct obligates employees, officers and directors to promptly disclose conflicts of interest to a supervisor, management, or the Board. Any directors who have a conflicting interest in a potential conflicting interest transaction may not participate in the review of that transaction by the Board. Any waiver of the Code of Conduct may be made only by the Board and is required to be promptly disclosed as required by law or the regulations of any exchange on which the Company’s securities are traded, including the Nasdaq Global Select Market.

Whistleblower Hotline

As contemplated by the Code of Conduct, the Company has established a whistleblower hotline that enables Company employees, vendors, customers, and shareholders, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Code of Conduct. The Company’s whistleblower hotline may be accessed by telephone at (877) 874-8416 or online at merit.alertline.com. The Audit Committee regularly reviews all complaints received by the Company through its whistleblower hotline.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of the Common Stock and other securities that are derivative of the Common Stock. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of those forms and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) reports required to be filed by the Company’s officers and directors during the year ended December 31, 2014 were filed timely.

Shareholder Communication with the Board of Directors

The Board will receive communications from Company shareholders. All communications, except those related to shareholder proposals that are discussed below under the heading “Proposals of Shareholders,” must be sent to the Company's Chief Legal Officer at the Company’s executive offices at 1600 West Merit Parkway, South Jordan, Utah 84095. Communications submitted to the Board (other than communications received through the Company’s whistleblower hotline, which are reviewed and addressed by the Audit Committee) are reported to the other directors of the Company at the next regular meeting of the Board. All directors of the Company are strongly encouraged to attend the Company’s annual meetings of shareholders. All of the Company’s directors were present at the 2014 Annual Meeting of the Company’s Shareholders.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2014, the members of the Compensation Committee were A. Scott Anderson (Chairman), Franklin J. Miller, and Michael E. Stillabower. None of the members of the Compensation Committee is currently, or has formerly been, an officer or employee of the Company or any of its subsidiaries. The Company had no relationship during 2014 requiring disclosure under Item 404 of Regulation S-K with respect to any of the persons who served on the Compensation Committee during 2014.

EXECUTIVE OFFICERS

In addition to Mr. Lampropoulos and Mr. Stanger, whose biographies are included previously in this Proxy Statement as directors of the Company, certain information is furnished with respect to the following executive officers of the Company:

Martin R. Stephens, 61, joined the Company in 2004 and currently serves as the Company’s Executive Vice President of Sales. Prior to his current appointment, Mr. Stephens served as the Company’s Executive Vice President of Sales and Marketing from 2010 to 2014 and as the Company's Executive Vice President of Sales from 2004 to 2010. Prior to joining the Company, Mr. Stephens was employed at Zions Utah Bancorporation, a bank holding company located in Salt Lake City, Utah, where he has served as Vice President of Sales, from 1989 to 2003. From 1988 to 2004, Mr. Stephens served as an elected Representative in the Utah House of Representatives and served as Speaker of the House from 1998 to 2004. Mr. Stephens earned a Bachelor of Business Administration from Weber State University.

Rashelle Perry, 49, joined the Company in 2001, and currently serves as the Company’s Chief Legal Officer. Prior to joining the Company, Ms. Perry served as General Counsel for Promedix.com, a medical supply software company formerly based in Salt Lake City, Utah, and Corporate Counsel for Unishippers Association, Inc., a reseller of shipping services based in Salt Lake City, Utah. Ms. Perry also worked for Novell, Inc. in Orem, Utah and for the law firm of Parsons, Davies, Kinghorn and Peters LLC, in Salt Lake City, Utah. Ms. Perry earned an Honors Bachelor of Arts degree from the University of Utah in 1989 and a Juris Doctorate degree from the University of Utah in 1992. Ms. Perry is a member of the boards of directors of the Utah Museum of Fine Arts and the Legal Aid Society of Salt Lake.

Ronald A. Frost, 53, joined the Company in 1991 and currently serves as the Company’s Chief Operating Officer. Prior to his appointment as Chief Operating Officer effective January 1, 2014, Mr. Frost worked for the Company in multiple positions, including as a Quality Engineer, a Manufacturing Engineer, Custom Kits Manager, Customer Service Manager, Production Planning and Warehouse Manager, General Manager of the Company’s Richmond, Virginia operations and Vice President of Technology Transfer. At the time of his appointment as Chief Operating Officer, Mr. Frost was serving as the Company’s Vice President of Materials and Operations, a position he held from December, 2007 through December 31, 2013. Mr. Frost earned an Associate degree in Applied Science from Weber State University in 1991.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to explain the Company’s philosophy and objectives underlying its compensation policies, the processes the Company follows in setting compensation, and the components of compensation that the Company utilizes in compensating its named executive officers (“NEOs”) listed in the Summary Compensation Table located on page 17 of this Proxy Statement. The Summary Compensation Table, as well as other compensation tables beginning on page 17, should be read in conjunction with this discussion.

Executive Summary

The Company has delivered year-over-year revenue growth and maintained profitability since 1990. The Compensation Committee believes there are multiple factors that have contributed to the Company’s strong record of financial and operating performance, but one of the key factors has been the Company’s outstanding employees and the leadership provided by the NEOs. Accordingly, the Compensation Committee seeks to implement an executive compensation program that recognizes company performance and individual contribution, while encouraging long-term motivation and retention. The Compensation Committee believes the Company’s executive compensation program has been instrumental in helping the Company sustain its strong financial performance over many years.

Under the oversight of the Compensation Committee, the Company’s compensation philosophy is to offer compensation programs to the NEOs that align the interests of management and shareholders for the purpose of maximizing shareholder value. Among other objectives, those programs are designed to:

•	Focus executives on achieving or exceeding measurable performance targets;

•	Influence executives to lead Company employees in the implementation of cost saving plans;

•	Encourage continuation of the Company’s entrepreneurial spirit;

•	Attract and retain highly-qualified and motivated executives; and

•	Promote the Company’s guiding principles for adherence to a high ethical environment, as well as health and safety standards.

The Company’s executive compensation programs specific to the NEOs are overseen by the Compensation Committee. In pursuit of the Company’s compensation philosophy and objectives, the Compensation Committee believes that the compensation packages provided to the NEOs should generally include both cash and equity-based compensation, generally in the form of stock options. Base pay and benefits are set at levels considered necessary to attract and retain qualified and effective executives. Variable incentive pay is used to align the compensation of the NEOs with the Company’s short-term business and performance objectives, such as income and overall financial performance. Equity awards have historically been used to retain key employees and to motivate executives to create long-term shareholder value.

Process for Establishing Compensation

Procedure. The Compensation Committee has oversight responsibility for establishing the Company’s compensation practices for the CEO and the other NEOs. Performance reviews of the CEO are conducted by the Compensation Committee based on the Company’s performance during a given year, compared with the Company’s performance objectives, as well as other factors intended to maximize short-term and long-term shareholder value. Performance reviews of other NEOs are based on the CEO’s evaluation of individual and Company performance for that year, with the objective of maximizing shareholder value. With respect to the compensation levels for the other NEOs, the Compensation Committee considers input and recommendations from the CEO. The CEO makes recommendations concerning salary adjustments, cash bonus programs and award amounts for the other NEOs, and the Compensation Committee considers those recommendations in determining the compensation of the other NEOs.

Role of Consultants. During the year ended December 31, 2014, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) an independent compensation consulting firm to review the Company’s executive compensation programs. Pearl Meyer advised the Compensation Committee with respect to the Company’s executive compensation practices, including salary, bonus, benefits and equity ownership, based on practices of peer group companies. Pearl Meyer also provided advice to the Compensation Committee regarding incentive plan designs, severance and change in control practices, benefits and perquisites. The Compensation Committee has evaluated Pearl Meyer’s reports, and has implemented some of Pearl Meyer’s recommendations. The Compensation Committee intends to further evaluate and consider Pearl Meyer’s recommendations contained in the Pearl Meyer reports.

Evaluation. In evaluating compensation of the NEOs for the year ended December 31, 2014, the Compensation Committee considered, among other factors, the Company’s performance and relative shareholder return for the year ended December 31, 2014 as compared to the Company’s performance targets for the year ended December 31, 2014, and other factors considered relevant by the Compensation Committee. Notwithstanding the Compensation Committee’s use of the information supplied by Pearl Meyer, the decisions of the Compensation Committee with regard to the NEOs for 2014 were based principally on objective and subjective evaluations of the individual NEOs.

Other Considerations. The Compensation Committee also relied on its experience and judgment in making executive compensation decisions after reviewing the performance of the Company on a quarterly and annual basis, and evaluating the NEOs’ individual performance and responsibilities with the Company, as well as current compensation arrangements. The compensation program for the NEOs and the Compensation Committee assessment process have been designed to be flexible in an effort to respond to the evolving business environment and individual circumstances relative to Company and individual performance, shareholder value, as well as internal equity for compensation levels among the Company’s executives.

The Company’s executive compensation program is divided into two general categories; fixed pay and variable pay. Fixed pay consists of base salary and is intended to provide each NEO with a level of assured cash compensation appropriate for his or her position within the Company. Variable pay includes annual cash bonus awards and equity awards in the form of stock options, each as explained in more detail below. The Compensation Committee believes that a portion of total compensation to the NEOs should be both at-risk and tied to the Company’s achievement of its performance goals.

Generally, at the beginning of each year, the CEO identifies performance goals which are intended to align the efforts of the Company’s executives, including the NEOs, with the Company’s achievement of its strategic business plan to maximize shareholder value. The CEO then reviews those performance goals with the Compensation Committee. Those goals then become targets for the variable annual performance bonus component of the Company’s executive compensation program. Because the performance goals are generally established at the beginning of each year and market conditions fluctuate throughout the year, the performance goals may not correspond to subsequent annual earnings estimates released by the Company.

Pay Mix

The allocation between cash and non-cash NEO compensation is influenced by the practices of subjective and objective analysis conducted by the Compensation Committee and the CEO, and is intended to reflect the Compensation Committee’s determination of the appropriate compensation mix among base pay, annual cash incentives and long-term equity incentives. Actual cash and equity-based incentive awards are determined based on the performance of the Company or the individual NEO, depending on the position of the NEO, the type of award and the Company’s performance, compared to established goals. For the year ended December 31, 2014, the elements of the compensation mix for the NEOs included:

•Base salary, which is designed to attract and retain executives over time;

•Annual performance bonus compensation, which is designed to focus on business objectives established by the Compensation Committee and CEO for a particular year;

•Long-term equity-based incentive compensation in the form of stock option grants;

•Broad-based employee retirement, welfare and fringe benefits programs, and other personal benefits; and

•Executive deferred compensation and, for those NEOs who are eligible, post-retirement medical benefits.

Fixed Compensation

Base Salary

The Compensation Committee does not use a specific formula for evaluating individual performance of the NEOs. The performance of the NEOs other than the CEO is assessed by the Compensation Committee taking into account the CEO's input regarding each NEO’s contributions to the Company’s performance for the applicable year. The CEO’s performance is assessed by the Compensation Committee in formal and informal meetings with the CEO, as well as executive sessions conducted by the Compensation Committee. The criteria used in setting the base salary for each NEO, including the CEO, vary depending on the NEO’s function, but generally include the Compensation Committee’s assessment of the NEO’s:

•Advancement of the Company’s interests with shareholders and customers and in other strategic business relationships;

•Achieving the Company’s financial results;

•Leadership inside and outside the Company;

•Contribution to the Company’s product quality and development; and

•Advancement in skills and responsibility.

Given the subjective nature of the criteria identified above, the Compensation Committee has not attempted to develop numeric measurements in determining base salaries for the NEOs. Instead, the Compensation Committee establishes base salaries at levels commensurate with the Compensation Committee’s evaluation of each NEO’s contribution to the Company’s business success. Among the factors the Compensation Committee considered when establishing NEO base salaries for the year ended December 31, 2014 were: (a) for Mr. Lampropoulos, the Company’s 2014 financial performance, cost savings, shareholder relations, strategic business development, acquisition transactions, product development, inventions and patent prosecution, international expansion, financing transactions, subsidiary development, risk management, manufacturing capacity planning and strategy, and shareholder value; (b) for Mr. Stanger, the Company’s 2014 financial results, increased responsibility for the financial affairs of a larger and more complex organization, shareholder relations, oversight of the Company’s cash flow and budgeting practices and structuring, accounting for and financing acquisitions; (c) for Mr. Stephens, management of an expanded sales force in the United States, implementation of sales strategies, managing the Company’s marketing department, product launches, market research and analysis, and responsibility for encouraging Company growth; (d) for Ms. Perry, oversight of the worldwide legal obligations, including strategic relations, corporate governance, risk assessment, commercial transactions, litigation, intellectual property, subsidiary development, regulatory and compliance, securities and employment matters; and (e) for Mr. Frost, conducting the Company’s worldwide operations within the budget established by the Board, contributing to the integration of operations acquired by the Company and efforts to achieve cost savings in the Company’s operations.

Based on the Compensation Committee’s evaluation, the Compensation Committee approved the NEO base salaries for the year ended December 31, 2014 which are reflected in the Summary Compensation Table set forth on page 17. The Compensation Committee reviewed the performance of the Company and the NEOs, which included the criteria described above, and established the following base salary amounts for the NEOs for the year ended December 31, 2014: Fred P. Lampropoulos, $1,110,000; Kent W. Stanger, $405,000; Martin R. Stephens, $400,000; Rashelle Perry, $400,000, and Ronald Frost, $350,000. In February 2015, the Compensation Committee unanimously voted to increase the base salary for Mr. Lampropoulos to $1,210,000.

Broad-Based Benefits Programs

The Company offers multiple broad-based benefits programs to its employees, including the NEOs. Those programs include benefits such as health, dental, vision, disability and life insurance, health savings accounts, health care reimbursement accounts, employee stock purchase plan, paid vacation time and discretionary Company contributions to a 401(k) profit sharing plan. Benefits are provided to the Company’s executives in accordance with practices the Compensation Committee believes are consistent with industry standards. The Compensation Committee believes such benefits are a necessary element of compensation in attracting and retaining employees. In addition, the NEOs receive limited perquisites in an attempt to achieve a competitive pay package as detailed in the Summary Compensation Table.

Deferred Compensation Plan

The Company provides a non-qualified deferred compensation plan for the benefit of certain of its highly-compensated management employees, including the NEOs. Under the non-qualified deferred compensation plan, eligible executives may elect in advance of each calendar year to defer up to 100% of their cash salary and bonus compensation earned with respect to such year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable NEO, which account is deemed invested in and earns a rate of return based upon certain notational and self-directed investment options offered under the plan. In its discretion, the Company may elect to credit each eligible participant’s account under the deferred compensation plan with an employer matching contribution; however, the Company has never made such a matching contribution. Participant account balances under the deferred compensation plan are fully-vested and will be paid by the Company to each participant upon retirement or separation from employment, or on other specified dates, in a lump sum or in installments according to a schedule elected in advance by the participant.

The Company and its subsidiaries do not maintain any other executive pension or retirement plans for the NEOs.

Variable Compensation

In general, the Company’s variable compensation programs are designed to align the interests of the Company’s executive officers, including the NEOs, with the Company’s operating and financial results.

Annual Performance Cash Bonuses

It is the Company’s general practice to provide NEOs with the opportunity to earn annual performance bonus compensation under a program that recognizes attainment of key Company objectives. The objectives that underlie the Company’s annual incentive compensation programs are established annually by the Compensation Committee based upon recommendations made by the CEO, and may vary between years and between NEOs, but generally include objectives that reward attainment of targeted sales, earnings, gross margins and cost savings. In setting the performance bonus amounts that an NEO is eligible to earn for achieving specified objectives, the Compensation Committee and the CEO consider bonus and total cash compensation levels for each NEO. Bonus opportunities for achieving objectives are generally established for each NEO based on job scope and contribution; however, the Compensation Committee retains the discretion to positively or negatively adjust performance bonus amounts based on factors that are not included in the pre-determined Company objectives. Executives also have the opportunity to earn additional discretionary bonuses for extraordinary performance, as determined by the Compensation Committee and/or the CEO.

The decision as to whether to provide an annual performance bonus program to any NEO for any year, the type and funding of any program offered, and the objectives that underlie any program, are subject to the discretion of the Compensation Committee based on the recommendation of the CEO and industry-specific conditions existing during the applicable year. The Compensation Committee and the CEO may also exercise positive or negative discretion based on their assessment of the individual NEO’s contribution and accountability for the objectives that are the subject of the bonus recommendations from the CEO and any other factors the Compensation Committee considers relevant.

For 2014, the Compensation Committee, after considering the CEO’s recommendations, set Company performance criteria and bonus amounts for the NEOs. The Compensation Committee established incentive cash bonus objectives for the NEOs, other than Mr. Stephens, in the following categories: sales, gross margins, earnings per share (calculated on a GAAP and non-GAAP basis) and cost savings. With respect to Mr. Stephens, the CEO recommended and the Compensation Committee approved sales and marketing objectives, on an aggregate basis, for the divisions which Mr. Stephens had supervisory responsibility during 2014. The Compensation Committee believes that the 2014 annual cash bonus objectives provided meaningful motivation to the NEOs and were instrumental in influencing Company performance in 2014.

The specific 2014 goals established by the Compensation Committee for the NEOs (other than Mr. Stephens) in the performance bonus categories, together with the level of the Company’s actual 2014 performance in those categories, are set forth in the following table:

Performance Category	2014 Goals	2014 Results

Sales	$488 - 498 million	$510 million
Gross Margins	44 - 45%	44.2%
Earnings Per Share
GAAP Earnings Per Share	$0.53 - $0.57	$0.53
Non-GAAP Earnings Per Share(1)	$0.74 - $0.75	$0.78
Cost Savings	$5 million	$7.1 million
_________________________

(1)
Non-GAAP Earnings Per Share equals GAAP net income excluding intangible amortization expense, acquisition related costs, intangible asset impairment charges, contingent consideration benefits, and severance costs. All excluded items are tax affected and total Non-GAAP net income is divided by the weighted average diluted shares outstanding.

The Compensation Committee’s evaluation of the Company’s performance in the performance bonus categories summarized above indicated that the Company exceeded the sales, gross margins, earnings per share GAAP and non-GAAP and cost savings objectives. However, in an effort to reduce compensation expense and increase shareholder value, the Compensation Committee exercised negative discretion, determined that although the NEOs were eligible to receive 100% of their applicable performance bonuses, none of the NEOs would receive 100% of their targeted performance bonus payments. The Compensation Committee determined that increasing shareholder value was a priority over paying NEO performance based bonuses. Accordingly, for 2014 the NEOs earned either reduced or in some cases no performance based bonuses. The targeted 2014 objectives upon which Mr. Stephens’ performance bonus was based included U.S. sales goals. Performance bonus amounts earned by the NEOs for 2014 are reported under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table that appears on page 17 below.

Discretionary Bonuses

In addition to the cash bonus opportunities under the performance bonus program described above, the Compensation Committee with the input of the CEO may choose to reward extraordinary performance and achievements by awarding discretionary bonuses to the NEOs and other executives from time to time that are not part of the annual incentive plan or any other plan. With respect to the NEOs, no such discretionary bonuses awarded based on exceptional performance rather than pre-determined performance criteria were earned for 2014 are reported under the heading “Bonus” in column (d) of the Summary Compensation Table that appears on page 17 below. There is no expectation that all (or any) NEOs will receive discretionary performance bonuses in any particular year, and the criteria for such bonuses are not established in advance.

Long-Term Incentive Compensation

Historically, long-term equity awards, in the form of stock options, have been granted at the Compensation Committee’s discretion to the NEOs annually in an effort to provide long-term performance-based compensation, to encourage the NEOs to continue their engagement with the Company throughout the vesting periods, and to align management and shareholder interests. In making awards under the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the "2006 Incentive Plan") the Compensation Committee considers grant size, the appropriate combination of equity-based awards, the impact of the grant on the Company’s financial performance, as determined in accordance with the requirements of the Financial Accounting Standards Board ASC Topic 718 (“ASC Topic 718”), and the corresponding compensation value used by the Company in determining the amount of the awards (which may vary from the ASC Topic 718 expense). Generally, the amount of long-term equity awards granted to the NEOs has been based upon the Compensation Committee’s assessment of each NEO’s expected future contributions to the Company and other factors. The amount or existence of those awards may also be influenced by external factors such as general economic or industry-specific conditions. The Company generally grants long-term equity awards at the regularly-scheduled Compensation Committee meeting held in May or December of each year, but may vary the date of grant from year to year. During 2014, the Compensation Committee granted stock option awards to NEOs under the 2006 Incentive Plan in the following amounts: (a) Mr. Lampropoulos, options to acquire 50,000 shares of Common Stock; (b) Mr. Stanger, options to acquire 10,000 shares of Common Stock; (c) Mr. Stephens, options to acquire 10,000 shares of Common Stock; (d) Ms. Perry, options to acquire 25,000 shares of Common Stock; and (e) Mr. Frost, options to acquire 25,000 shares of Common Stock.

Other

Employment Agreements

The Compensation Committee has determined that executive employment agreements are a necessary component of the Company’s compensation package in order to provide competitive compensation arrangements, particularly because such agreements are common in the Company’s industry. Moreover, the Compensation Committee believes that the change in control provisions within the executive employment agreements helps to retain the NEOs by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination.

The Company has entered into amended and restated employment agreements (collectively, the “Employment Agreements”) with each of the NEOs. The annual base salaries payable under the Employment Agreements, as adjusted for 2014, were $1,110,000 for Mr. Lampropoulos; $405,000 for Mr. Stanger; $400,000 for Mr. Stephens; $400,000 for Ms. Perry; and $350,000 for Mr. Frost. The amount of the base salary payable to each NEO may be subject to change based on review by the Compensation Committee on an annual basis. The employment status of each of the NEOs pursuant to the Employment Agreements is “at will”: however, the Employment Agreements provide for mandatory severance payments to each NEO in the event the NEO’s employment with the Company terminates for certain reasons in connection with a “Change in Control.” Those severance arrangements are discussed in greater detail below under the heading “Executive Compensation Tables and Discussion - Potential Payments upon Termination or Change in Control.”

In addition to the annual base salary described above, the Employment Agreements also provide for the NEOs to receive an annual cash bonus payment in an amount to be determined in the sole discretion of the Board (which has delegated that authority to the Compensation Committee); provided, however, that for fiscal years ending after a Change in Control, the annual bonus must be at least equal to an NEO’s average annual cash bonus for the last three full fiscal years ending prior to the Change in Control. The NEOs (and to the extent applicable, their spouses and eligible dependents) are eligible to participate in all incentive, savings and retirement, medical insurance, prescription insurance, dental insurance, vision insurance, term life insurance, long-term disability insurance, deferred compensation plan, and employee stock purchase plan and other employee benefit plans, policies or arrangements maintained by the Company for its employees generally and, at the discretion of the Compensation Committee, in incentive stock option and other benefit plans maintained by the Company for Company executives.

The terms of the Employment Agreements reflect in part the concern of the Compensation Committee that any future threatened or actual change in control of the Company, such as an acquisition or merger, could cause disruption and harm to the Company in the event of the resulting loss of any of its key executives. The change in control provisions in the Employment Agreements are intended to provide a measure of incentive and security to the Company’s key executives until the resolution of any such threatened or actual change in control. The Compensation Committee believes that such agreements should not include provisions that would obligate a potential acquirer of the Company to make large payouts to the NEOs simply because a change in control has occurred. Because of this concern, the occurrence of a change in control event alone will not trigger any payment obligations to the NEOs under their respective Employment Agreements. Additional change in control payment obligations under the Employment Agreements only arise in the event the NEO’s employment is terminated without “Cause” in connection with the change in control or the NEO resigns “for Good Reason” (as defined in the Employment Agreements) in connection with a change in control. Thus, the Compensation Committee regards the employment agreements as “double trigger” change in control agreements.

Tax Deductibility and Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer during a tax year or to any of the company’s three other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company’s shareholders).

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to the Company by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m). In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. In such situations, the portion of the compensation payable to the executive officer that exceeds the $1 million limit will not be deductible for tax purposes. Although deductibility of executive compensation for tax purposes is generally preferred, tax deductibility is not the sole objective of the Company’s executive compensation programs. It is the view of the Company and the Compensation Committee that meeting the compensation objectives described above is more important than the benefit of being able to deduct the compensation for tax purposes. All compensation paid to the NEOs, other than Mr. Lampropoulos, during fiscal year 2014 was intended to be deductible under Section 162(m). Mr. Lampropoulos’ compensation arrangement for 2014 exceeded the deduction limits of Section 162(m); however, the Compensation Committee approved that compensation amount in order to provide to Mr. Lampropoulos a compensation package that the Compensation Committee considers competitive and in the best interests of the Company and its shareholders.

Compensation Policies and Practices Relating to Risk Management
The Compensation Committee has reviewed the Company’s compensation program in total, which applies to all of the Company’s full-time employees, including the NEOs. Based on the Compensation Committee’s review of the various elements of the Company’s executive compensation practices and policies, the Compensation Committee believes the Company’s compensation policies and practices are designed to create appropriate and meaningful incentives for the Company’s employees without encouraging excessive or inappropriate risk taking. Among other factors, the Compensation Committee considered the following information:

•	The Company’s compensation policies and practices are designed to include a significant level of long-term compensation, which discourages short-term risk taking.

•
The base salaries the Company provides to its employees are generally consistent with salaries paid for comparable positions in the Company’s industry, and provide the Company’s employees with steady income while reducing the incentive for employees to take risks in pursuit of short-term benefits.

•
The Company’s incentive compensation is capped for some NEOs at levels established by the Compensation Committee, which the Compensation Committee believes reduces the incentive for excessive risk-taking.

•	The Company has established and adopted codes of ethics and business conduct, which are designed to reinforce the balanced compensation objectives established by the Compensation Committee.

•	The Company has adopted equity ownership guidelines for its executive officers, which the Compensation Committee believes discourages excessive risk-taking.

Based on the review outlined above, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Consideration of Shareholder Advisory Votes

At the Company’s annual meeting of shareholders held on June 11, 2014, the Company submitted the compensation of its executive officers to the Company’s shareholders in a non-binding vote. The Company’s executive compensation program received the support of the holders of more than 86% of the shares represented at the meeting. The Compensation Committee considered the results of the 2014 vote and views the outcome as evidence of strong shareholder support of the Company’s executive compensation decisions and policies. The Compensation Committee will continue to review future shareholder voting results, including the voting results with respect to “Proposal 2 - Advisory Vote on Executive Compensation” described in this Proxy Statement, and determine whether to make any changes to the Company’s executive compensation program in light of such voting results.

COMPENSATION COMMITTEE REPORT

The Compensation Committee establishes and oversees the design and function of the Company’s executive compensation programs. The undersigned members of the Compensation Committee have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2015 Annual Meeting.

COMPENSATION COMMITTEE

A. Scott Anderson, Chairman
Franklin J. Miller, M.D.
Michael E. Stillabower, M.D.

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table for 2014

The following Summary Compensation Table summarizes the total compensation earned by each of the NEOs for the years indicated.

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
		Salary		Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name and Position	Year	($)		($) (1)	($) (2)	($) (1)	($)		($)
Fred P. Lampropoulos	2014	1,108,654		—	199,535	—	114,081	(3)(4)	1,422,270
Chairman of the Board,	2013	887,692		—	—	—	35,094	(3)(4)	922,786
Chief Executive Officer	2012	860,000		—	—	297,000	96,587	(3)(4)	1,253,587
and President

Kent W. Stanger	2014	403,654		—	39,907	50,000	5,850	(4)	499,411
Chief Financial Officer,	2013	355,000		25,000	—	—	4,426	(4)(5)	384,426
Secretary, Treasurer	2012	354,039		50,180	—	52,800	110,085	(3)(4)(5)	567,104
and Director

Martin R. Stephens	2014	400,000		—	39,907	240,000	25,818	(3)(4)(5)	705,725
Executive Vice President	2013	400,000		65,000	—	200,000	17,498	(3)(4)(5)	682,498
of Sales	2012	400,000		10,150	—	180,000	55,607	(3)(4)(5)	645,757

Rashelle Perry	2014	398,654		2,000	99,768	60,000	5,850	(4)	566,272
Chief Legal Officer	2013	350,000		55,000	37,898	—	2,753	(4)	445,651
	2012	349,039	(6)	54,000	—	39,600	7,683	(4)(5)	450,322

Ronald A. Frost	2014	317,500		—	99,768	60,000	5,850	(4)	483,118
Chief Operating Officer								(7)
______________________________

(1)
Bonus amounts in column (d) represent discretionary bonuses not based upon pre-determined performance criteria. Incentive bonuses under the Company’s performance-based annual bonus plan based on pre-established performance criteria appear in column (f) under the heading “Non-Equity Incentive Plan Compensation.”

(2)
The amounts in column (e) reflect the aggregate grant date fair value of the awards granted to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. Such amounts have been calculated in accordance with current financial statement reporting guidance, using the same assumptions the Company has used for financial statement reporting purposes with respect to the Company’s long-term incentive plans. Assumptions used in the calculation of these amounts for 2013 and 2014 are included in footnotes to the Company’s audited consolidated financial statements for the years ended December 31, 2013 and December 31, 2014, which consolidated financial statements are included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014 and March 5, 2015, respectively. No stock options were granted to the NEOs during 2012.

(3)
Amounts include vacation benefits paid to the NEOs in cash in lieu of vacation benefits: (i) for the year ended December 31, 2014, in the amounts of $108,231 for Mr. Lampropoulos and $15,385 for Mr. Stephens (ii) for the year ended December 31, 2013, in the amounts of $29,356 for Mr. Lampropoulos and $15,385 for Mr. Stephens; and (iii) for the year ended December 31, 2012, in the amounts of $90,962 for Mr. Lampropoulos; $102,404 for Mr. Stanger; and $46,154 for Mr. Stephens.

(4)
Amounts shown also include matching contributions made by the Company for the benefit of the NEOs to the Company’s 401(k) Plan in the following amounts: (i) for the year ended December 31, 2014: Mr. Lampropoulos,

$5,850; Mr. Stanger, $5,850; Mr. Stephens, $5,850; Ms. Perry, $5,850; and Mr. Frost, $5,850; (ii) for the year ended December 31, 2013: Mr. Lampropoulos, $5,738; Mr. Stanger, $3,031; Mr. Stephens, $1,456; Ms. Perry, $2,753; and (iii) for the year ended December 31, 2012: Mr. Lampropoulos, $5,625; Mr. Stanger, $5,625; Mr. Stephens, $5,625; and Ms. Perry, $5,625.

(5)
Amounts shown also reflect the incremental travel expenses incurred by the Company for spouses of the following NEOs who attended the Company’s off-site President’s Award recognition event: (i) for the year ended December 31, 2014, Mr. Stephens in the amount of $4,583; (ii) for the year ended December 31, 2013, Mr. Stanger in the amount of $1,395 and Mr. Stephens in the amount of $657; and (iii) for the year ended December 31, 2012, Mr. Stanger in the amount of $2,056, Mr. Stephens in the amount of $3,828 and Ms. Perry in the amount of $2,058.

(6)
During the year ended December 31, 2012, the Company made an inadvertent salary overpayment to Ms. Perry in the amount of $20,192. Upon the identification of the error, Ms. Perry immediately reimbursed the Company for the full amount of the overpayment.

(7)
Mr. Frost became an NEO on January 1, 2014. We only present compensation received for periods in which an NEO acts in that capacity. As such, there is no disclosure necessary for Mr. Frost’s compensation for the years ended December 31, 2013 and 2012.

Grants of Plan-Based Awards for 2014

The following table sets forth information concerning non-equity based grants to the NEOs during the year ended December 31, 2014.

Name Granted	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)	All other Option Awards: Number of Securities Underlying Options Granted (#) (2)	Exercise Price of Option Awards ($/sh) (3)	Grant Date Fair Value of Options Awards ($)

Fred P. Lampropoulos	N/A	$450,000
	10/4/2014		50,000	$12.06	$199,535
Kent W. Stanger	N/A	$85,000
	10/4/2014		10,000	$12.06	$39,907
Martin R. Stephens	N/A	$300,000
	10/4/2014		10,000	$12.06	$39,907
Rashelle Perry	N/A	$65,000
	10/4/2014		25,000	$12.06	$99,768
Ronald A. Frost	N/A	$65,000
	10/4/2014		25,000	$12.06	$99,768
______________________________

(1)
Listed amounts reflect target and maximum incentive performance bonuses for 2014. No separate threshold bonus targets were set for the year ended December 31, 2014. Performance-based bonuses earned for 2014 are listed in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table set forth on page 17 above. Mr. Stanger earned a performance-based bonus of $50,000 for 2014; Mr. Stephens earned $240,000 for 2014; Ms. Perry earned $60,000 for 2014; and Mr. Frost earned $60,000 for 2014. No other performance-based bonuses were earned for 2014.

(2)	Stock Options vest at the rate of 20% per year over five years on the first through the fifth anniversaries of the date of the grant.

(3)	The exercise price per share under each stock option is the market closing price on the date of the grant.

Outstanding Equity Awards at Year-End 2014

The following table provides information on the holdings of stock options and other stock awards by the NEOs as of December 31, 2014.

		Number of Securities	Number of Securities	Option	Option
	Grant	Underlying Unexercised	Underlying Unexercised	Exercise	Expiration
Name	Date	Options Exercisable	Options Unexercisable (1)	Price ($)	Date
Fred P. Lampropoulos	5/25/2005	18,750	—	11.41	5/25/2015
	7/15/2005	93,750	—	14.39	7/15/2015
	12/28/2005	50,000	—	9.71	12/28/2015
	5/21/2008	68,750	—	11.53	5/21/2015
	9/26/2009	25,000	—	13.82	9/26/2016
	8/11/2011	72,000	48,000	13.75	8/11/2018
	10/4/2014	—	50,000	12.06	10/4/2021
Kent W. Stanger	5/25/2005	18,750	—	11.41	5/25/2015
	12/28/2005	25,000	—	9.71	12/28/2015
	5/21/2008	43,750	—	11.53	5/21/2015
	9/26/2009	25,000	—	13.82	9/26/2016
	8/11/2011	48,000	32,000	13.75	8/11/2018
	10/4/2014	—	10,000	12.06	10/4/2021
Martin R. Stephens	8/11/2011	12,000	8,000	13.75	8/11/2018
	10/4/2014	—	10,000	12.06	10/4/2021
Rashelle Perry	12/28/2005	12,500	—	9.71	12/28/2015
	5/21/2008	25,000	—	11.53	5/21/2015
	8/11/2011	24,000	16,000	13.75	8/11/2018
	7/31/2013	2,000	8,000	13.14	7/31/2020
	10/4/2014	—	25,000	12.06	10/4/2014
Ronald A. Frost	5/21/2008	11,250	—	11.53	5/21/2015
	8/11/2011	9,000	6,000	13.75	8/11/2018
	7/31/2013	2,000	8,000	13.14	7/31/2020
	10/4/2014	—	25,000	12.06	10/4/2021
______________________________

(1)	Each unvested stock option award vests 20% each year for five years commencing one year from the grant date.

Option Exercises and Stock Vested in 2014

The following table provides information regarding stock options exercised by the NEOs during the year ended December 31, 2014.

	Number of Shares	Value Realized
Name Granted	Acquired on Exercise	on Exercise $ (1)
Fred P. Lampropoulos	152,500	680,238
Kent W. Stanger	95,000	360,555
Martin R. Stephens	14,999	78,334
Rashelle Perry	12,500	35,369
Ronald A. Frost	7,325	29,776
______________________________

(1)
The reported value for this column is determined by multiplying the number of option shares by the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

Non-Qualified Deferred Compensation for 2014

Pursuant to the Merit Medical Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), NEOs may elect prior to the beginning of each calendar year to defer the receipt of base salary and bonuses earned for the ensuing calendar year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable NEO, which account is deemed invested in and earns a rate of return based upon certain notational, self-directed investment options offered under the Deferred Compensation Plan. The NEO’s accounts under the Deferred Compensation Plan may also be credited with a discretionary employer matching contribution, although no such discretionary contribution was made for 2014 or at any other time since the Deferred Compensation Plan’s inception. Participant account balances under the Deferred Compensation Plan are fully-vested and will be paid by the Company to each NEO upon retirement or separation from employment, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the participant.

The following table sets forth certain information regarding the account balances and amounts credited under the Deferred Compensation Plan in 2014 with respect to the NEOs.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year’s End
Name	($) (1)	($)	($)	($)	($)
Fred Lampropoulos	—	—	—	—	—
Kent W. Stanger	—	—	6,694	—	168,257
Martin R. Stephens	75,500	—	32,852	—	576,833
Rashelle Perry	—	—	23,562	—	637,101
Ronald A. Frost	15,000	—	12,794	—	341,812
______________________________

(1)	These amounts are also reflected in the Summary Compensation Table for the year ended December 31, 2014 as “Salary.”

The table below shows the funds available for notational investment under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2014. These notational investments were generally the same as the mutual fund investment options offered in 2014 under the Company’s 401(k) Plan:

Name of Fund	Rate of Return
Vanguard VIF REIT Index	30.11%
Goldman Sachs VIT Mid Cap Value Instl	13.57%
Vanguard VIF Equity Index	13.51%
T. Rowe Price Mid Cap Growth II	12.82%
Vanguard VIF Total Stock Market Index Inv	12.29%
T. Rowe Price Blue Chip Growth	9.17%
T. Rowe Price Equity Income II	7.10%
PIMCO VIT Total Return Admin	4.43%
Model Portfolio - Global Growth	4.14%
Model Portfolio - Balanced Growth	3.92%
PIMCO VIT Real Return Admin	3.87%
DFA VA US Targeted Value	3.71%
Model Portfolio - Balanced Moderate	3.69%
Model Portfolio - Balanced Conservative	3.55%
Model Portfolio - Income with Growth	3.49%
Royce Capital Small Cap Inv	3.42%
Vanguard VIF Small Company Growth Inv	3.38%
MFS VIT II International Value Svc	1.13%
Nationwide VIT Money Market V	—%
American Funds IS International 2	(2.65)%
Lazard Retirement Emerging Markets Svc	(4.62)%
Nationwide VIT International Index II	(6.12)%
Van Eck VIP Global Hard Assets Initial	(19.10)%

Potential Payments Upon Termination or Change in Control

Employment Agreements. In 2010, the Company entered into Amended and Restated Employment Agreements (as subsequently amended the “Employment Agreements”) with each of the NEOs as described in the Compensation Discussion and Analysis commencing on page nine above. The Employment Agreements provide payments and benefits in the event of termination of employment under certain circumstances, including in connection with a change in control as follows:

(a)    Other Than in Connection with a Change in Control. If an Executive’s employment with the Company is terminated for any reason, voluntarily or involuntarily, with or without “Cause” (as defined below), other than “in Connection with a Change in Control” (as defined below), the Company is obligated to pay the Executive a lump sum cash payment equal to his or her accrued and unpaid base salary and any accrued vacation pay earned but not yet paid through the date of termination, to the extent not already paid, plus a lump sum cash payment equal to the Executive’s accrued annual bonus earned for the Company’s last fiscal year ending immediately prior to the Executive’s date of termination, to the extent not already paid (the sum of such payments hereinafter referred to as the “Accrued Obligations”). Any additional severance benefit is solely at the discretion of the Company. A termination is deemed to be “in Connection with a Change in Control” if it occurs on or within two years after the date of a Change in Control or, in the case of involuntary termination without Cause, within six months prior to a Change in Control and in anticipation of the Change in Control. A “Change in Control” means: (i) the acquisition in one or more integrated transactions by any individual, entity or group of beneficial ownership of more than 30% of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) certain changes in a majority of the Board and (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions set forth in the Employment Agreements.

(b)    For Good Reason or Without Cause in Connection with a Change in Control. If an NEO’s employment with the Company is terminated by the NEO for “Good Reason” (as defined below) in Connection with a Change in Control or by the Company without Cause in Connection with a Change in Control, the Company is obligated to: (i) pay to the NEO any

Accrued Obligations to the extent not already paid; (ii) pay to the NEO a cash severance benefit equal to two times (three times solely in the case of Mr. Lampropoulos) the sum of (A) the NEO’s annual base salary then in effect, and (B) the NEO’s average annual bonus for the last three full fiscal years ending prior to the Change in Control; (iii) continue to provide group health benefits to the NEO and/or NEO’s eligible spouse and dependent children for two years (three years solely in the case of Mr. Lampropoulos) after the date of the NEO’s termination; (iv) provide the NEO with certain outplacement services at the Company’s expense; and (v) pay or provide to the NEO certain other accrued benefits to the extent not already paid or provided.

For purposes of the Employment Agreements, “Cause” means: (i) the willful and continued failure of an NEO to perform his or her duties after a written demand for substantial performance specifically identifying the deficiencies in the Executive’s performance has been delivered to the NEO by the Board or, in the case of all NEOs other than Mr. Lampropoulos, the CEO; (ii) the willful engaging by an NEO in illegal conduct, intentional misconduct or gross negligence which materially and demonstrably injures the Company; or (iii) violation of written Company policies prohibiting workplace discrimination, sexual harassment, and alcohol or substance abuse. For purposes of the Employment Agreements, “Good Reason” means: (i) the Company’s assignment to the NEO upon or within two years after a Change in Control of any duties inconsistent with or that diminishes the NEO’s duties, authority or responsibilities under the terms of the NEO’s Employment Agreement; (ii) the Company’s failure to comply with certain compensation provisions in the Employment Agreements; (iii) the Company requiring the NEO to relocate to another office or location upon or within two years of a Change in Control; (iv) the failure by the Company to require any successor entity to comply with the terms of a respective Employment Agreement; or (v) the NEO’s voluntary resignation for any reason, in the NEO’s sole discretion, within 30 days after the date of a Change in Control.

(c)    For Cause or Without Good Reason Following a Change in Control. If the Company terminates an NEO’s employment for Cause on or after the date of a Change in Control, the Company must pay to the NEO his or her annual base salary and accrued vacation and must continue to pay and/or provide certain other welfare benefits to the extent not already provided and/or unpaid. If an NEO voluntarily terminates his or her employment without Good Reason upon or following a Change in Control, the Company is obligated to pay the NEO for Accrued Obligations and to provide certain other accrued benefits to the extent not already paid and/or provided.

(d)    Upon Death or Disability. Upon an NEO’s death or disability other than in Connection with a Change in Control, the Company is obligated to pay the NEO (or the NEO’s estate) an amount equal to Accrued Obligations plus any additional discretionary severance benefits approved by the Compensation Committee. If an NEO’s employment is terminated after the date of a Change in Control by reason of the NEO’s death, the Company must also continue to provide certain other benefits to the NEOs family for a stated period. If an NEO’s employment is terminated after the date of a Change in Control by reason of the NEO’s disability, the Company must also continue to provide certain welfare benefits.

If a Change in Control with respect to the Company results in compensatory payments to an NEO, including severance benefits and acceleration of vesting of a NEO’s stock options, and if the value of such severance benefits and option acceleration equals or exceeds three times the NEO’s average W-2 compensation with the Company for the five taxable years preceding the year of the Change in Control (the “Base Period Amount”), the Change in Control related payments and option acceleration would result in an “excess parachute payment” under Code Section 280G. An NEO would be subject to a 20% excise tax on, and the Company would be unable to deduct, the amount by which such parachute payments to the NEO exceed the NEO’s Base Period Amount. The Employment Agreements provide that in the event any payments made to an NEO, when added to all other “parachute payments” to the NEO within the meaning of Section 280G of the Code, result in the payment of an “excess parachute payment” to the NEO within the meaning of Sections 280G and 4999 of the Code, then: (i) the cash payments owed to the NEO shall be reduced by the minimum amount necessary to avoid the imposition of an excise or penalty tax on the NEO, provided such reduction does not exceed $1,000, or (ii) in all other cases, the Company must pay to the NEO an additional amount (on a fully-grossed-up, after tax basis) sufficient to put the NEO in the same after-tax position that the NEO would have been in had payments under the respective Employment Agreement not been subject to the excise tax under Code Section 4999 (a “Tax Gross-Up Payment”).

Accelerated Stock Option Vesting Upon a Change in Control. Under the Company’s 2006 Incentive Plan and prior stock option plan, all otherwise unvested stock options held by NEOs become fully vested upon a “change in control” as defined below, without regard to whether the NEO terminates employment. The Company’s 2006 Incentive Plan defines a change in control as (i) certain changes in the majority of the Board within a 24-month period; (ii) the acquisition by any person of 50% or more of the Common Stock or other voting securities; (iii) consummation of a merger or reorganization of the Company in which neither the Company nor another entity controlled by the Company’s shareholders is the surviving entity; (iv) a sale or other disposition of all or substantially all of the Company’s assets to another entity that is not controlled by the Company’s shareholders; or (v) shareholder approval of a liquidation of the Company.

Amounts Payable upon a Change in Control without Termination of Employment.

The following table shows for each NEO the intrinsic value of his or her otherwise unvested stock options on December 31, 2014 that would have vested had a “change in control” within the meaning of the Employment Agreements occurred on that date, calculated by multiplying the number of underlying shares by the closing price of Common Stock on the last trading day of 2014 and by then subtracting the applicable option exercise price:

Name	Intrinsic Value of Stock Options ($)
Fred P. Lampropoulos	435,340
Kent W. Stanger	167,260
Martin R. Stephens	81,340
Rashelle Perry	222,550
Ronald A. Frost	186,750

The Employment Agreements do not provide for any additional payments to the NEOs merely upon a Change in Control absent a termination of employment of the NEOs.

Amounts Payable upon Termination of Employment

Termination Without Cause or For Good Reason In Connection with a Change in Control. The following table shows the amounts that would be payable to each NEO if the Company had undergone a “Change in Control” within the meaning of the Employment Agreements on December 31, 2014 and the NEO’s employment with the Company terminated voluntarily for Good Reason or involuntarily without Cause on December 31, 2014. The following amounts are in addition to accrued vacation and distributions from the Company’s 401(k) Plan that are payable to all salaried employees upon termination of employment:

(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Salary and Bonus Continuation	Stock Option Vesting Acceleration	Health Plan Coverage Continuation	Deferred Compensation Plan	Tax Gross-up	Total
Name	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
Fred P. Lampropoulos	4,127,400	435,340	38,821	—	—	4,601,561
Kent W. Stanger	981,987	167,260	9,689	168,257	—	1,327,193
Martin R. Stephens	1,200,167	81,340	18,290	576,833	—	1,876,630
Rashelle Perry	1,018,332	222,550	2,720	637,101	—	1,880,703
Ronald A. Frost	744,267	186,750	25,022	341,812	—	1,297,851
______________________________

(1)
The amounts shown in column (c) represent the intrinsic value of the otherwise unvested stock options held by NEOs on December 31, 2014 calculated by multiplying the number of shares underlying such options by the closing price of Company shares on December 31, 2014, the last trading day of 2014 ($17.33 a share), and by then subtracting the applicable exercise price.

(2)
The amounts in column (d) represent the estimated future cost of providing continuing Company-paid coverage under the Company’s group health, disability and life insurance plans for the applicable severance period. The estimated amounts are based upon December 31, 2014 actual premium rates, plus a 10% assumed rate of annual premium cost increases.

(3)	The amounts in column (e) represent the account balance in each NEO’s Deferred Compensation Plan account as of December 31, 2014.

(4)	This amount represents the estimated Code Section 280(g) tax gross-up payment.

Termination Without Cause or For Good Reason (Other Than in Connection with a Change in Control). The following table shows the amounts that would be payable to each NEO if the NEO’s employment with the Company had terminated voluntarily for good reason or involuntarily without Cause, other than in connection with a Change in Control, on December 31, 2014 and the Company had exercised its discretion to pay severance equal to one year’s salary and the annual bonus earned in 2014. The following amounts are in addition to accrued vacation and distributions from the Company’s 401(k) Plan that are payable to all salaried employees upon termination of employment:

(a)	(b)	(c)	(d)	(e)
	Discretionary Severance	Health Plan Coverage Plan Continuation	Deferred Compensation Plan	Total
Name	($) (1)	($)	($) (2)	($)
Fred Lampropoulos	1,110,000	—	—	1,110,000
Kent W. Stanger	455,000	—	168,257	623,257
Martin R. Stephens	640,000	—	576,833	1,216,833
Rashelle Perry	460,000	—	637,101	1,097,101
Ronald A. Frost	410,000	—	341,812	751,812
______________________________

(1)	Assumes the Company had exercised its discretion to pay severance equal to one year’s salary and the 2014 earned bonus.

(2)	The amounts in column (d) represent the account balance in the NEO’s Deferred Compensation Plan account as of December 31, 2014.

Termination on Account of Death, Disability, Involuntary Termination For Cause or Voluntary Resignation Without Good Reason. If, on December 31, 2014, a NEO had died, his or her employment had been terminated on account of disability, his or her employment had been terminated for Cause or he or she had voluntarily resigned without Good Reason, whether or not in connection with a change in control, he or she would have been entitled to receive only: (a) his or her accrued salary and bonus earned through December 31, 2014; (b) accrued but unpaid vacation pay through December 31, 2014; (c) distribution of his or her vested account balance from the Company’s 401(k) Plan; (d) the payment of insured benefits, if applicable, under the Company’s broad-based long-term disability insurance or group term life insurance plans; and (e) distribution of his or her Deferred Compensation Plan account balance.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of its directors.

Cash Compensation Paid to Directors

For the year ended December 31, 2014, all non-employee directors of the Company (except for Richard W. Edelman, lead director) received an annual cash retainer of $40,000 plus $2,000 for each in-person or telephonic board meeting attended. Mr. Edelman, in his role as lead director, received an annual cash retainer of $110,000 as of April 11, 2014. Prior to that date, Mr. Edelman received $2,000 for each in person or telephonic board meeting attended. The Company's directors may not have received any additional compensation for brief telephonic meetings. Each member of the Audit Committee received $2,000 per Audit Committee meeting attended and the Audit Committee Chair received an annual retainer of $7,500. Members of the Compensation Committee received $2,000 for each Compensation Committee meeting attended and the Compensation Committee Chair received an annual retainer of $5,000. Members of the Nominating Committee were not paid additional amounts for attendance at Nominating Committee meetings. The Nominating Committee Chair received an annual retainer of $5,000. All directors are also reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all meetings of the Board and its committees or other events of the Company.

Stock Awards

Directors are also eligible to participate in the Company’s equity incentive programs. During the year ended December 31, 2014, each non-employee director who served throughout the entire year received an award of options under the 2006 Incentive Plan to purchase 25,000 shares of Common Stock at an exercise price of $13.99 per share, the per share market closing price on the date of the grant. Director stock options vest over five years at the rate of 20% per year.

Director Summary Compensation Table for 2014

The following table summarizes the compensation earned or paid by the Company to non-employee directors for the year ended December 31, 2014.

(a)	(b)	(c)	(d)	(e)	(f)
Name (1)	Fees Earned or Paid in Cash ($)	Options Awards (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Richard W. Edelman	114,000	129,688	—	—	243,688
Nolan E. Karras	67,500	129,688	—	—	197,188
Franklin J. Miller, M.D.	66,000	129,688	—	—	195,688
A. Scott Anderson	63,000	129,688	—	—	192,688
Michael E. Stillabower, M.D.	57,000	129,688	—	—	186,688
______________________________

(1)
Fred P. Lampropoulos and Kent W. Stanger served as directors of the Company during the year ended December 31, 2014, but are not identified in the foregoing Director Summary Compensation Table because of their dual status as NEOs and directors.

(2)
The amounts shown in column (c) reflect the aggregate grant date fair value of all equity awards granted to the directors in 2014. The Company calculated these amounts in accordance with financial statement reporting rules, using the same assumptions as the Company used for financial statement reporting purposes pursuant to the Company’s long-term incentive plans. Assumptions used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the year ended December 31, 2014. As of December 31, 2014, each non-employee director had outstanding options for the following number of Company shares: Mr. Edelman, 167,500; Mr. Karras, 70,000; Dr. Miller, 167,500; Mr. Anderson, 57,000; and Dr. Stillabower, 177,500.

Related Party Transactions

Joseph Wright, President of Merit Technology Group, a division of the Company, is the brother-in-law of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the year ended December 31, 2014, the Company paid to Mr. Joseph Wright total compensation (including salary, bonus, vacation paid out in lieu of benefit and the value realized on the exercise of stock options) of $662,901.

Justin Lampropoulos, Executive Vice President of EMEA and Global OEM, a division of the Company, is the son of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the year ended December 31, 2014, the Company paid to Mr. Justin Lampropoulos total compensation (including salary, bonus, commission, vacation paid out in lieu of benefit and the value realized on the exercise of stock options) of $474,308 and also paid Mr. Justin Lampropoulos as reimbursement of expenses for residing as an expatriate an amount of $268,248.

Charles Wright, Trade Representative, is the brother-in-law of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the year ended December 31, 2014, the Company paid to Mr. Charles Wright total compensation (including salary and bonus) of $267,494.

Matthew Stephens, Sales Representative, is the son of Martin R. Stephens, Executive Vice President of Sales. During the year ended December 31, 2014, the Company paid to Mr. Matthew Stephens total compensation (including salary, bonus and commission) of $177,988.

Anne-Marie Wright, Vice President of Corporate Communications, is the wife of Fred P. Lampropoulos, the Chairman of the Board, CEO and President of the Company. During the year ended December 31, 2014, the Company paid to Ms. Wright total compensation (including salary, bonus and the value realized on the exercise of stock options) of $133,750.

Policies and Procedures Regarding Transactions with Related Parties

The Company’s Code of Ethics and Business Conduct requires that every employee avoid situations where loyalties may be divided between the Company’s interests and the employee’s own interests. Employees and directors must avoid conflicts of interest that interfere with the performance of their duties or are not in the Company’s best interests.

Pursuant to its written charter, the Audit Committee reviews and approves all “related party transactions” as such term is used by ASC Topic 850 Related Party Disclosures, or as otherwise required to be disclosed in the Company’s financial statements or periodic filings with the Securities and Exchange Commission, other than (a) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between the Company, its executive officers and directors. The Company has adopted written policies and procedures regarding the identification of related parties and transactions and the approval process. The Audit Committee will consider each proposed related-party transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to the Company and the availability from other sources of comparable services or products.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of March 23, 2015, with respect to the beneficial ownership of shares of Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each director nominee, by each NEO and by all directors and executive officers as a group. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 43,955,162 shares of Common Stock outstanding as of March 23, 2015, plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 23, 2015. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated.

	Number of Shares	Percentage of Class
Principal Shareholders

Blackrock, Inc. (1)	6,313,541	14.4%
55 East 52nd Street, New York, NY 10022

Edgepoint Investment Group Inc. (1)	4,888,100	11.2%
150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada

The Vanguard Group, Inc. (1)	2,743,893	6.3%
100 Vanguard Blvd., Malvern, PA 19355

Vaughan Nelson Investment Management, L.P. (1)	2,307,437	5.3%
600 Travis Street, Suite 6300, Houston, TX 77002

Officers, Directors and Nominees

Fred P. Lampropoulos (2) (3)	1,354,295	3.1%

Kent W. Stanger (2) (3)	632,283	1.4%

Franklin J. Miller, M.D. (3)	105,527	*

Michael E. Stillabower, M.D. (3)	102,778	*

Richard W. Edelman (3)	78,000	*

Rashelle Perry (2) (3)	55,260	*

Martin R. Stephens (2) (3)	31,284	*

Ronald A. Frost (2) (3)	26,840	*

Nolan E. Karras (3)	24,000	*

A. Scott Anderson (3)	6,000	*

Total of Officers and Directors	2,416,267	5.4%

* Represents holdings of less than 1%
______________________________

(1)	Based upon the most recent Schedules 13G available on the website of the Securities and Exchange Commission as of March 23, 2015.

(2)
The computations above include the following share amounts that are held in the Company’s 401(k) Plan on behalf of participants as of March 23, 2015: Mr. Lampropoulos, 90,268 shares; Mr. Stanger, 80,885 shares; Mr. Stephens, 19,284 shares; Ms. Perry, 6,682 shares; Mr. Frost, 15,840 shares; and all executive officers and directors as a group, 212,959 shares.

(3)
The computations above include the following share amounts that are subject to options exercisable within 60 days after March 23, 2015, none of which have been exercised: Mr. Lampropoulos 240,750 shares; Mr. Stanger 98,000 shares; Dr. Miller, 85,000 shares; Dr. Stillabower, 75,000 shares; Mr. Edelman, 75,000 shares; Ms. Perry 38,500 shares; Mr. Karras, 18,000 shares; Mr. Stephens 12,000 shares; Mr. Frost, 11,000 shares; Mr. Anderson, 5,000 shares; and all executive officers and directors as a group, 658,250 shares.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Securities Exchange Act of 1934, as amended (“Section 14A”), which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the NEOs (referred to as a “Say-on-Pay” proposal) as disclosed in this Proxy Statement.

Accordingly, the following resolution will be submitted to the Company’s shareholders for approval at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosures.”

As described above under the heading “Compensation Discussion and Analysis,” the Board believes the Company’s compensation of the NEOs achieves the primary goals of (i) focusing the Company’s executives on achieving or exceeding measurable performance targets; (ii) encouraging continuation of the Company’s entrepreneurial spirit; (iii) attracting and retaining highly-qualified and motivated executives; (iv) promoting the Company’s guiding principles for adherence to a high ethical environment, as well as health and safety standards; and (v) aligning management compensation with shareholder value. The Board encourages shareholders to review in detail the Compensation Discussion and Analysis beginning on page nine of this Proxy Statement and the executive compensation tables beginning on page 17 of this Proxy Statement. In light of the information set forth in such sections of this Proxy Statement, the Board believes the compensation of the NEOs for the fiscal year ended December 31, 2014 was fair and reasonable and that the Company’s compensation programs and practices are in the best interests of the Company and its shareholders.

The advisory vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the NEOs, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board or the Compensation Committee (which is composed solely of independent directors), the Board and the Compensation Committee value the opinion of the Company’s shareholders and will consider the outcome of the vote when addressing future compensation arrangements.

In the 2011 annual meeting of the Company’s Shareholders, held on May 27, 2011, the Company’s shareholders recommended that they be given an opportunity to vote on a Say-on-Pay resolution every year at the Company’s annual meeting of shareholders. As a result of that vote, the Board currently intends to continue to submit a Say-on-Pay proposal to the Company’s shareholders at each annual meeting of shareholders. The Board expects to ask the Company’s shareholders in 2017 to vote on a proposal regarding the frequency of the vote on future Say-on-Pay proposals as required by Section 14A.

Voting

Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Annual Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.

The Board recommends that shareholders vote FOR approval of the compensation of the NEOs, as disclosed in this Proxy Statement.

PROPOSAL NO. 3 - APPROVAL OF A PROPOSAL TO AMEND THE
MERIT MEDICAL SYSTEMS, INC. 2006 LONG-TERM INCENTIVE PLAN

Introduction

Since 2006, the Company has operated the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan, as amended (the “2006 Incentive Plan”), which provides opportunities for the Company’s employees and other eligible participants to receive equity-based awards designed to align the interests of participants with the long-term objectives of the Company. Since the adoption of the 2006 Incentive Plan, the Company has amended the plan twice, in order to increase the number of shares of Common Stock available for the grant of awards under the plan and for operational and administrative purposes.
In preparation for the Annual Meeting, the Board reviewed the Company’s experience with the 2006 Incentive Plan, as well as prior equity-based award plans maintained by the Company. The Board concluded that the operation of equity-based award plans has been beneficial to the Company and its shareholders. Among other benefits, the ability of the Company to grant equity-based awards to plan participants has enhanced the Company’s efforts to attract and retain qualified employees and directors. In the course of its review, the Board was informed by the Company’s management that as of December 31, 2014, there were only 446,800 shares of Common Stock available for issuance under the 2006 Incentive Plan. On February 13, 2015, the Compensation Committee approved awards to the Company's employees which, if exercised, will deplete the remaining shares available for issuance pursuant to the 2006 Incentive Plan. Additionally, the Board noted that the term of the 2006 Incentive Plan, as currently amended, is scheduled to expire on May 25, 2016. Given the absence of awards available for grant under the 2006 Incentive Plan, and the approaching expiration of the term of the 2006 Incentive Plan, the Board determined that amendment of the 2006 Incentive Plan for the purpose of increasing the number of awards available for grant thereunder and extending the term of the plan is in the best interests of the Company and its shareholders.
Proposed Amendment
Based upon the foregoing review, in March 2015, the Board approved a Third Amendment to the 2006 Incentive Plan, which provides for (i) an increase in the number of shares of Common Stock authorized for issuance pursuant to awards granted under that plan from 3,750,000 shares to 6,250,000 shares, and (ii) an extension of the expiration date of the 2006 Incentive Plan from May 25, 2016 until February 13, 2025. The Third Amendment to the 2006 Incentive Plan is subject to approval by the Company’s shareholders at the Annual Meeting. A copy of the Third Amendment to the 2006 Incentive Plan is set forth on Appendix A to this Proxy Statement.

The action of the Board to amend the 2006 Incentive Plan as contemplated by the Third Amendment to the 2006 Incentive Plan is subject to approval of the Company’s shareholders prior to June 30, 2015. In the event that the shareholders of the Company do not approve the proposed Third Amendment to the 2006 Incentive Plan on or before June 30, 2015, the 2006 Incentive Plan will continue in effect, and the Board, through its Compensation Committee, will continue to administer the 2006 Incentive Plan and grant awards thereunder; provided, however, that (i) the maximum number of shares of Common Stock that would be authorized for issuance under the 2006 Incentive Plan would remain at 3,750,000, and (ii) the 2006 Incentive Plan would terminate on May 25, 2016 except as to awards then outstanding under the plan.

Plan Summary

The following description summarizes the principal features of the 2006 Incentive Plan, but is qualified in its entirety by reference to the full text of the 2006 Incentive Plan as filed with the Securities and Exchange Commission.

Purpose. The purpose of the 2006 Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining qualified individuals to serve as directors and employees of, and consultants and advisors to, the Company and its subsidiaries. The Board believes that such individuals will contribute to the Company's success in achieving its long-term objectives, which will inure to the benefit of all shareholders of the Company, through the incentives inherent in the awards granted under the 2006 Incentive Plan.

Eligibility. All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the 2006 Incentive Plan.

Administration. The 2006 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and construe the provisions of the 2006 Incentive Plan and to make all decisions and determinations relating to the operation of the 2006 Incentive Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards; (ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

Duration. The 2006 Incentive Plan became effective on May 25, 2006 and provides for continued operation through May 25, 2016.

Shares Subject to Plan. A maximum of 3,750,000 shares of Common Stock are currently authorized for issuance under the 2006 Incentive Plan (including issuance pursuant to incentive stock options); provided, however, that if the proposed amendment of the 2006 Incentive Plan is approved at the Annual Meeting, the maximum number of shares of Common Stock authorized for issuance under the 2006 Incentive Plan (including pursuant to incentive stock options) will be increased to 6,250,000. Any shares subject to options or stock appreciation rights are counted against the shares available for issuance under the 2006 Incentive Plan (the "Share Reserve") as one share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights are counted against the Share Reserve as two shares for every one share subject thereto. If an award under the 2006 Incentive Plan is forfeited, expires or is settled in cash, the subject shares are again available for grant under the 2006 Incentive Plan (such forfeited or settled shares, “Recycled Shares”). To the extent that a share that was subject to an award that counted as one share against the 2006 Incentive Plan Share Reserve becomes a Recycled Share, the Share Reserve is credited with (increased by) one share. To the extent that a share that was subject to an award that counted as two shares against the 2006 Incentive Plan Share Reserve becomes a Recycled Share, the Share Reserve is credited with two shares. The following types of shares of Common Stock may not become again available for grant under the 2006 Incentive Plan: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (ii) shares repurchased by the Company with option proceeds; or (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a “Recapitalization”), the Share Reserve under the 2006 Incentive Plan will be proportionately adjusted.

Awards Under the 2006 Incentive Plan

The 2006 Incentive Plan provides for the following types of awards (“Awards”): (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) stock units (including restricted stock units); and (v) performance awards.

Stock Options. The Compensation Committee may from time to time award options to any plan participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the 2006 Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and non-statutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of options cannot be more than seven years after the date of the original grant. Other than appropriate adjustments as described above to reflect a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (a) lower the option price of an option after it is granted, (b) cancel an option when the option price exceeds the fair market value of the underlying shares in exchange for another Award, or (c) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market.
Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights under the 2006 Incentive Plan to eligible participants. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the Common Stock over its stated base value per share, which cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of stock appreciation rights cannot be more than seven years after the date of the original grant.
Restricted Stock. The Compensation Committee may grant restricted shares of Common Stock under the 2006 Incentive Plan to such eligible participants, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee determines in its discretion. Awards of restricted shares of the Common Stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted shares of Common Stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met. Except for certain limited situations, grants of restricted shares of Common Stock will have a vesting period of not less than three years. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares upon grant.

Stock Units. The Compensation Committee may grant stock units under the 2006 Incentive Plan, including restricted stock units, having a value equal to a designated number of shares of Common Stock to such eligible participants, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee determines in its discretion. If the requirements specified by the Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, equal to the fair market value of the designated number of shares of Common Stock.
Performance Awards. The Compensation Committee may also make awards of performance shares or performance units under the 2006 Incentive Plan subject to the satisfaction of specified performance criteria. Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof. The performance criteria governing performance awards may be based upon one or any combination of the following: gross sales; net sales; revenue; sales growth; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; division, group or corporate financial goals; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives, including product development and introduction, facility expansion and business acquisitions; appreciation in and/or maintenance of the price of shares of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; cash margins; returns on inventory; inventory turnover; inventory management; other inventory measures; and revenue per employee.
Limitations on Grants
Subject to adjustment for a Recapitalization, no 2006 Incentive Plan participant may be granted (i) options or stock appreciation rights during any rolling 36-month period with respect to more than 600,000 shares of Common Stock or (ii) restricted stock, restricted stock units, or performance awards that are denominated in shares of Common Stock in any rolling 36-month period with respect to more than 300,000 shares of Common Stock (the “Limitations”). Additionally, the maximum dollar value payable to any participant in any rolling 12-month period with respect to performance awards is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

General Provisions

Unless authorized by the Compensation Committee in the agreement evidencing an award granted under the 2006 Incentive Plan, Awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Board of Directors may, from time to time, alter, amend, suspend or terminate the 2006 Incentive Plan. No grants may be made under the plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2006 Incentive Plan until their scheduled expiration date.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2006 Incentive Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Nonqualified Stock Options (“NSOs”). In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

Restricted Stock. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"). At such time, the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. The recipient of a stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of Common Stock or other property received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction for tax purposes; provided that, among other things, the income (i) meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an "excess parachute payment" within the meaning of Section 280G of the Code, and (iv) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Value of Benefits
The Company is unable to determine the amount of benefits that may be received by participants under the 2006 Incentive Plan if the proposed Third Amendment is approved, as grants of awards are discretionary with the Compensation Committee.
Certain Interests of Directors

In considering the recommendation of the Board with respect to the proposal to amend the 2006 Incentive Plan, shareholders should be aware that the directors of the Company have certain interests which may present them with conflicts of interest in connection with such proposal. As discussed above, the Company’s directors are eligible to receive awards under the 2006 Incentive Plan. The Board recognizes that adoption of the 2006 Incentive Plan may benefit the Company’s directors and their successors, but believes that approval of the 2006 Incentive Plan will advance the Company’s interests and the interests of its shareholders by encouraging directors, employees, consultants and advisors to make significant contributions to the Company’s long-term success.

The Board believes the amendment of the 2006 Incentive Plan is in the best interests of the Company and its shareholders, and therefore unanimously recommends that the shareholders vote FOR approval of the proposal to amend the 2006 incentive Plan.

PROPOSAL NO. 4 - APPROVAL OF A PROPOSAL TO AMEND THE
MERIT MEDICAL SYSTEMS, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Effective April 15, 1996, the Company established the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan, (the "Employee Stock Purchase Plan") which allows eligible employees of the Company and its subsidiaries the opportunity to acquire shares of Common Stock at periodic intervals through accumulated payroll deductions. The Employee Stock Purchase Plan permits participating employees of the Company and its subsidiaries to purchase shares of Common Stock through quarterly offerings at a 5% discount from the then current fair market value and without incurring brokerage fees. The Company is authorized to issue up to 1,493,056 shares of Common Stock under the Employee Stock Purchase Plan. As of the beginning of the quarterly offering period that commenced on the first business day of January 2015, a total of 205,355 shares of Common Stock remained available for issuance under the Employee Stock Purchase Plan. Since the restatement of the Employee Stock Purchase Plan effective July 1, 2000, the Company has amended the plan three times, principally for the purpose of adjusting increasing the number of shares of Common Stock which may be issued pursuant to the plan and extending the term of the plan.
In preparation for the Annual Meeting, the Board reviewed the Company’s experience with the Employee Stock Purchase Plan. The Board concluded that the operation of the Employee Stock Purchase Plan has been beneficial to the Company and its shareholders. Among other benefits, the Board believes the Employee Stock Purchase Plan creates a meaningful opportunity for employees of the Company and its subsidiaries to acquire shares of Common Stock, which serves to align the interests of the Company’s employees with the interests of the Company and its shareholders. In the course of its review, the Board noted that the last quarterly offering under the Employee Stock Purchase Plan will expire on the last business day of June 2016 unless the plan is extended by amendment prior to that date.
Proposed Amendment
Based upon the foregoing review, the Board has determined that it is in the best interests of the Company and its shareholders to extend the term of the Employee Stock Purchase Plan through the last business day of June 2026. Accordingly, on February 13, 2015, the Board authorized the execution of a Fourth Amendment to the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan, for the purpose of extending the term of the Employee Stock Purchase Plan for an additional term of ten years, through the last business day of June 2026. A copy of the foregoing amendment is set forth on Appendix B to this Proxy Statement.

The Board’s action to amend the Employee Stock Purchase Plan is subject to receipt of approval by the Company’s shareholders prior to June 30, 2015. Unless the shareholders of the Company approve the proposed Fourth Amendment to the Employee Stock Purchase Plan on or before June 30, 2015, or other shareholder approval to extend the plan is obtained on or before June 30, 2016 the Employee Stock Purchase Plan will terminate on the last business day of June 2016, and no offerings of shares of Common Stock will be made under the plan after that date.

Plan Summary

The following description summarizes the principal features of the Employee Stock Purchase Plan, but is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan as filed with the U.S. Securities and Exchange Commission.

Description of the Employee Stock Purchase Plan

Purpose. The purpose of the Employee Stock Purchase Plan is to provide a method whereby employees of the Company, and any subsidiary subsequently designated by the Company, will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Board believes that the Employee Stock Purchase Plan is important because it provides incentives to present and future employees of the Company and its shareholders by allowing them to share in the Company’s growth. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Administration. The Employee Stock Purchase Plan is administered by the Board or any committee thereof. The Board has the authority to interpret and construe all provisions of the Employee Stock Purchase Plan and to make all decisions and determinations relating to the operation of the Employee Stock Purchase Plan.

Duration. The Employee Stock Purchase Plan was adopted effective as of April 15, 1996, was restated effective July 1, 2000 for the purposes, among others, of increasing the number of shares of Common Stock which may be issued pursuant to the plan and extending the term of the Employee Stock Purchase Plan through the last business day of June 2006, and was further amended on April 7, 2006, principally for the purpose of extending the term of the Employee Stock Purchase Plan through the last business day of June 2016. If the proposal to amend the Employee Stock Purchase Plan is approved at the Annual Meeting, the Employee Stock Purchase Plan will remain in effect until June 30, 2025 or until earlier termination by the Board in accordance with its terms.

Shares Subject to Plan. As of the start of the quarterly offering period in January 2015, a maximum of 205,355 shares of Common Stock remained available for issuance under the Employee Stock Purchase Plan, out of a stock-split-adjusted total of 1,493,056 shares available for issuance under the plan. In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the maximum number of shares available for issuance under the Employee Stock Purchase Plan will be proportionately adjusted.

Eligibility. Participation in the Employee Stock Purchase Plan is limited to employees of the Company and any subsidiary subsequently designated by the Company who have completed 30 days of continuous employment with the Company or a designated subsidiary since their most recent employment commencement date. No employee will be granted an option under the Employee Stock Purchase Plan (i) if such employee would own or have the right to purchase 5% or more of the total combined voting power of the Company or (ii) which permits him or her to purchase in excess of $25,000 of Common Stock per calendar year.

Offerings Under the Plan. The Employee Stock Purchase Plan provides for four three-month offering periods, commencing on the first business day of each January, April, July and October, in each of the years during the term of the Employee Stock Purchase Plan and ending on the last business day of such calendar quarter. Unless the proposal to amend the Employee Stock Purchase Plan is approved at the Annual Meeting, or otherwise approved prior to July 1, 2016, the offering period commencing on the first business day of April 2016 and terminating on the last business day of June 2016.

Granting of Options. On the applicable offering commencement date, a participating employee will be granted an option to purchase the number of shares of Common Stock determined by dividing the participant’s balance in the plan account on the last day of the offering period by the purchase price per share of the Common Stock; provided, however, that the maximum number of shares of Common Stock that a participating employee may purchase under all employee stock purchase plans of the Company during any calendar year may not exceed $25,000 in fair market value.

Participation in an Offering. An individual who is an eligible employee at the beginning of an offering may elect to participate in such offering by submitting an enrollment form to the Company authorizing the Company to make deductions from his or her pay on each payday during the time the employee is a participant at any rate designated by the employee, from a minimum of $5.00 per offering period to a maximum of 15% of the employee’s base pay. All such payroll deduction contributions will be held in a non-interest bearing account. An employee’s option to purchase shares of Common Stock will be deemed to have been exercised automatically on the offering termination date applicable to such offering, i.e., at the end of the quarterly offering period, unless the employee gives written notice to the Company to withdraw such payroll deductions. The option will be deemed to have been exercised for the purchase of the number of full shares of Common Stock which the amount in the participant's account will purchase (but not in excess of the maximum number of shares for which an option has been granted to the employee), and any excess in the account will be returned to the employee.

Exercise Price of Options. The price per share to be paid by participants under the Employee Stock Purchase Plan is 95% of the fair market value of the Common Stock on the applicable offering termination date. The fair market value of the Common Stock shall be the closing sales price as reported on The Nasdaq National Market on the applicable offering termination date or the nearest prior business day on which shares of the Common Stock traded.

Withdrawal; Termination of Employment. Upon withdrawal by a participating employee prior to an offering termination date or the termination of a participant’s employment for any reason during an offering, including retirement and death, the option granted to such employee shall immediately terminate in its entirety, and the payroll deductions or other contributions credited to the participant’s account shall be returned to the participant, or, in the case of death, his or her designated beneficiary, and shall not be used to purchase shares of Common Stock under the Employee Stock Purchase Plan.

Amendment and Termination. The Board may, at any time and for any reason, amend or terminate the Employee Stock Purchase Plan; provided, however, that to the extent necessary to comply with the rules of The Nasdaq National Market or any other securities exchange or market system on which shares of Common Stock are listed or quoted, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company must obtain shareholder approval in such a manner and to such a degree as so required. Subject to certain exceptions, no termination, modification, or amendment of the Employee Stock Purchase Plan may, without the consent of an employee then having an option under the Employee Stock Purchase Plan to purchase shares of Common Stock, adversely affect the rights of such employee under such option.

General Provisions. No participant or his or her legal representatives, legatees or distributees will be deemed to be the holder of any shares of Common Stock subject to an offering until the option has been exercised and the purchase price for the shares has been paid. No payroll deductions credited to a participant’s stock purchase account nor any rights with regard to the exercise of an option to purchase shares of Common Stock under the Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Options under the Employee Stock Purchase Plan will be exercisable during a participant’s lifetime only by the participant.

Certain Federal Income Tax Consequences

The following is a brief summary of certain of United States federal income tax consequences relating to the Employee Stock Purchase Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Grant of Options. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. A recipient of options under the Employee Stock Purchase Plan incurs no income tax liability, and the Company obtains no deduction, from the grant of the options. The payroll deductions and other contributions by a participant to his or her account, however, are made on an after-tax basis. Participants will not be entitled to deduct or exclude from income or employment taxes any part of their payroll deductions.

Exercise of Options. An employee will not be subject to federal income tax upon the exercise of an option granted under the Employee Stock Purchase Plan, nor will the Company be entitled to a tax deduction by reason of such exercise. The employee will have a cost basis in the shares of Common Stock acquired upon such exercise equal to the option exercise price.

Disposition of Shares Acquired Under the Employee Stock Purchase Plan. In order to defer taxation on the difference between the fair market value and exercise price of shares acquired upon exercise of an option under the Employee Stock Purchase Plan, the employee must hold the shares throughout a holding period which runs through the later of one year after the option exercise date or two years after the date the option was granted. The only exceptions are for dispositions of shares upon death, as part of a tax-free exchange of shares in a corporate reorganization, into joint tenancy with right of survivorship with one other person, or the mere pledge or hypothecation of shares.

If an employee disposes of stock acquired under the Employee Stock Purchase Plan before expiration of the applicable holding periods in a manner not described above, such as by gift or ordinary sale of such shares, the employee must recognize as ordinary compensation income in the year of disposition the difference between the exercise price and the stock’s fair market value as of the date of exercise. This amount must be recognized as income even if it exceeds the fair market value of the shares as of the date of disposition or the amount of the sales proceeds received. In such an event, the Company will be entitled to a corresponding compensation expense deduction.

Disposition of shares after expiration of the required holding periods (including disposition upon death) will result in the recognition of gain or loss in the amount of the difference between the amount realized on the sale of the shares and the exercise price for such shares. Any loss on such a sale will be a long-term capital loss. Any gain on such a sale will be taxed as ordinary compensation income up to the amount of the difference between exercise price and the stock’s fair market value as of the date of exercise, with any additional gain taxed as a long-term capital gain.

Value of Benefits

The Company is unable to determine the amount of benefits that may be received by participants under the Employee Stock Purchase Plan if the proposed Fourth Amendment to the Employee Stock Purchase Plan is approved, as participation is discretionary with each employee.

Certain Interests of Directors

In considering the recommendation of the Board with respect to the Employee Stock Purchase Plan, shareholders should be aware that the members of the Board have certain interests which may present them with conflicts of interest in connection with such proposal. As discussed above, all employees of the Company, including employees who are directors and executive officers who meet designated eligibility criteria, are eligible to purchase Common Stock under the Employee Stock Purchase Plan.

    The Board recognizes that adoption of the proposed Fourth Amendment to the Employee Stock Purchase Plan may benefit certain of the Company’s directors and their successors, but believes that approval of the proposed Fourth Amendment to the Employee Stock Purchase Plan will advance the Company’s interests and the interests of its shareholders by encouraging employees to make significant contributions to the Company’s long-term success.

The Board believes the amendment of the Employee Stock Purchase Plan is in the best interests of the Company and its shareholders, and therefore unanimously recommends that the shareholders vote FOR approval of the proposal to amend the Employee Stock Purchase Plan.

PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has appointed, the firm of Deloitte & Touche LLP, (“Deloitte”) independent registered public accountants, to audit the financial statements of the Company for the year ending December 31, 2014, subject to ratification by the Company’s shareholders. Deloitte has acted as the independent public accounting firm for the Company since 1987. The Board anticipates that one or more representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Fees Paid to the Company’s Independent Certified Public Accounting Firm

The following table presents aggregate fees for audits of the Company’s consolidated financial statements and fees billed or other services rendered by Deloitte for the years ended December 31, 2014 and December 31, 2013.

	2014 ($)	2013 ($)
Audit Fees (1)	731,686	705,012
Audit-Related (2)	29,651	28,192
Tax (3)	193,466	304,528
All Other (4)	—	—

Total	954,803	1,037,732
______________________________

(1)
Audit Fees: The aggregate fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Firms”) for professional services rendered for the audits and reviews of the Company’s financial statements filed with the SEC on Forms 10-K, 10-Q, 8-K and S-3. Audit fees for 2014 and 2013 also include fees for the audit of management’s assessment of the effectiveness of internal control over financial reporting and the audit of the effectiveness of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-Related Fees: The aggregate fees billed by the Deloitte Firms for all audit-related services, including an audit of the Company’s employee benefit plan.

(3)	Tax Fees: The aggregate fees billed by the Deloitte Firms for tax compliance, tax advice and tax planning.

(4)	All Other Fees: The Deloitte Firms did not provide any other non-audit services to the Company during the years ended December 31, 2014 and 2013.

Pre-Approval Policies and Procedures

The Audit Committee ensures that the Company engages its independent registered public accounting firm to provide only audit and non-audit services that are compatible with maintaining the independence of its public accountants. The Audit Committee approves or pre-approves all services provided by the Company’s public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by the Company’s external public accountants, whether identified in statute or determined in the Company’s opinion to be incompatible with the role of an independent auditor. All fees identified in the preceding table were approved by the Audit Committee. During 2014, the Audit Committee reviewed all non-audit services provided by the Company’s independent registered public accounting firm and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.

AUDIT COMMITTEE REPORT

The Audit Committee provides oversight of the Company’s accounting and financial reporting processes, systems of internal accounting and financial controls and the audits of the Company’s financial statements. The Audit Committee reviewed with the Company’s independent registered public accounting firm and management the financial information included in the Company’s audited financial statements. All members of the Audit Committee are “independent,” as defined in the Marketplace Rules of The Nasdaq Stock Market.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on its audit. The Audit Committee reviews these processes on behalf of the Board. The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Audit Committee has also reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the opinion of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the provision of the non-audit services described herein under the caption “Proposal No. 5 - Ratification of Appointment of Independent Registered Public Accounting Firm” is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Commission.

AUDIT COMMITTEE

Nolan E. Karras, Chairman
Richard W. Edelman
Franklin J. Miller, MD

PROPOSAL NO. 6 - SHAREHOLDER PROPOSAL REGARDING
MAJORITY VOTE IN THE ELECTION OF DIRECTORS OF THE COMPANY

The California State Teachers’ Retirement System, 100 Waterfront Place, MS-04, West Sacramento, California 95606-2807 ("CalSTRS"), has advised the Company that it intends to present the following resolution at the Annual Meeting. CalSTRS has informed the Company that it is the beneficial owner of shares meeting ownership requirements for shareholder proposals. In accordance with applicable proxy regulations, CalSTRS’ proposed resolution and supporting statement are set forth below in the form that the Company received it:

Statement of Proposing Shareholder

Resolution

BE IT RESOLVED: That the shareholders of Merit Medical Systems, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Shareholder Statement

In order to provide shareholders a meaningful role in director elections, the Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 85% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder’s role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors’ accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal

Statement of the Board of Directors

The Board is committed to effective corporate governance practices, and values the input of the Company’s shareholders in the management of the Company. Accordingly, upon receiving the CalSTRS proposal discussed above, the Board and its Nominating Committee undertook a full review of the proposal, the practices of other publicly-traded companies who have adopted majority voting standards in the election of directors and the anticipated consequences of the Company’s adoption of a majority voting standard. In the course of their review, the Board and its Nominating Committee noted, as indicated in CalSTRS’ supporting statement above, that approximately 85% of the companies listed in the Standard & Poors 500 Index have adopted majority voting practices in the election of directors. The Board and its Nominating Committee also noted that shareholders of publicly-traded companies in the U.S. have generally supported proposals to require majority voting in the election of directors.

Based upon the information gathered in its review of the CalSTRS proposal, and the Board’s desire to implement effective corporate governance practices, the Board concluded that the implementation of a majority voting standard in the election of directors would likely benefit the Company’s shareholders. Accordingly, the Board determined to recommend that the shareholders of the Company vote in favor of the proposal.

The Board recommends that shareholders vote FOR the proposal to amend the Company’s Articles of Incorporation and/or Bylaws to provide for majority election of directors of the Company

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on that business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the Company’s 2016 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8-Shareholder Proposals) and received by the Secretary of the Company on or before December 26, 2015. Nominations of persons for election as directors of the Company must be made consistent with the provisions of the Company’s Bylaws, including the requirement that the shareholder must provide timely notice of the nomination in proper written form to the Secretary of the Company. To be timely with respect to the Company’s 2016 Annual Meeting of Shareholders, a shareholder’s notice to the Company’s Secretary must be delivered to or mailed and received at the principal executive offices of the Company no earlier than January 12, 2015, nor later than February 11, 2016, in accordance with the procedures set forth in the Company’s Bylaws.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board, upon the written request of that person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission. Written requests for that information should be directed to the Secretary of the Company at the address on the first page of this Proxy Statement

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver one copy of this Proxy Statement to each address where multiple record holders of its Common Stock reside, unless it has received instructions from a shareholder to the contrary. The Company will promptly deliver another copy of this Proxy Statement to any holder of its Common Stock living at a shared address where it has delivered only one Proxy Statement. Stockholders wishing to receive another copy of the Proxy Statement may deliver such request in writing to the Secretary of the Company at the address on the first page of this Proxy Statement.

Appendix A

THIRD AMENDMENT TO THE
MERIT MEDICAL SYSTEMS, INC.
2006 LONG-TERM INCENTIVE PLAN

THIS THIRD AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC. 2006 LONG-TERM INCENTIVE PLAN (this "Amendment") is made and adopted effective February 13, 2015 by Merit Medical Systems, Inc., a Utah corporation (the “Company”), contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2015.

WHEREAS, the Company maintains the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (the "Plan") for the benefit of its employees and the employees of its participating subsidiaries, which Plan the Company previously amended in 2009; and

WHEREAS, due to a five-for-four forward stock split of the Company’s common stock (“Shares”) on May 2, 2011, and pursuant to Section 12.2 of the Plan, the total number of Shares authorized for grant under the Plan increased from 3,000,000 Shares to 3,750,000 Shares;

WHEREAS, the Company’s Board of Directors (the “Board”) deems it necessary and desirable to amend the Plan to increase the number of Shares authorized for grant under the Plan from 3,750,000 Shares to 6,250,000 Shares and extend the term of the Plan until February 13, 2025; and

WHEREAS, the Company, acting through its Board, has reserved the right to amend the Plan at any time and from time to time, subject to shareholder approval in the case of certain material modifications;

NOW, THEREFORE, contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2015, the Plan is amended as follows effective February 13, 2015:

1.	Section 2 of the Plan is amended to include the following definition:

"2.22(A). “Plan Limitations” shall mean (i) the maximum number of Shares authorized for grant under Section 3.1(a), (ii) the maximum aggregate number of Shares that may be issued as “incentive stock options” under Section 5.7, and (iii) the Limitations set forth in Section 10.5, collectively.”

2. The first sentence of Section 3.1(a) of the Plan, setting forth the number of Shares authorized for grant under the Plan, is amended to read as follows:

"(a)    Subject to adjustment as provided in Section 12.2, a total of 6,250,000 Shares are authorized for grant under the Plan."

3. The second sentence of Section 5.7 of the Plan, relating to the maximum number of Shares with respect to which incentive stock options may be granted under the Plan, is amended to read as follows:

“Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, subject to adjustment under Section 12.2, the maximum aggregate number of Shares with respect to which “incentive stock options” may be issued under the Plan shall be 6,250,000 Shares.”

4. Section 12.2 of the Plan is amended in its entirety to read as follows:

“12.2. Adjustments. If the outstanding Shares or other securities of the Company subject to Awards shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares, extraordinary dividend of cash or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Statement of Financial Accounting Standards No. 123(R)) affecting the Shares or such securities, the Committee shall equitably adjust the number and kind of Shares or other securities issuable under the Plan and other Plan Limitations, and the number of Shares or other securities underlying, and exercise price of, all outstanding Awards so as to maintain the proportionate number of Shares or other securities subject to such outstanding Awards without changing the aggregate exercise or settlement price of such Awards, if any. No right to acquire a fractional share shall result, however, from any adjustment of Options or Stock Appreciation Rights. In the case of any such adjustment, the number of shares subject to Options or Stock Appreciation Rights shall be rounded down to the nearest whole share. In applying any Plan Limitations adjusted hereunder, Shares and Awards issued prior to the adjustment shall count against the adjusted Plan Limitations on a post-split adjusted basis.”

5. The third sentence of Section 13.13 of the Plan, relating to the expiration of the Plan, is amended to read as follows:

“Awards may be granted under the Plan at any time and from time to time following stockholder approval of the Plan until February 13, 2025, on which date the Plan will expire except as to Awards then outstanding under the Plan.”
6. Notwithstanding the foregoing, if the shareholders of the Company fail to approve this Amendment by June 30, 2015, this Amendment shall be null and void. Except as provided above, the terms of the Plan are hereby ratified and confirmed in all respects.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of February 13, 2015, contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2015.

MERIT MEDICAL SYSTEMS, INC.

By: ______________________________
Its: ______________________________
Name: ____________________________

Appendix B

FOURTH AMENDMENT TO
THE MERIT MEDICAL SYSTEMS, INC., 1996 EMPLOYEE STOCK PURCHASE PLAN

THIS FOURTH AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC., 1996 EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is hereby adopted effective February 13, 2015 by Merit Medical Systems, Inc., a Utah corporation (the “Company”), contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2015.

WHEREAS, the Company has adopted and currently maintains the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan (the “Plan”) for the benefit of its employees and other permitted participants; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Plan for the purpose of extending the term of the Plan until the last business day of June 2026.

NOW, THEREFORE, subject to approval of the Company’s shareholders prior to June 30, 2015, the Plan is hereby amended as follows, effective as of February 13, 2015:

1. Amendment to the Plan. Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

4.1    Offerings. The Plan will be implemented by quarterly offerings of Common Stock beginning on the first business day of July, October, January and April each year and continuing to the last business day of the calendar quarter in which the Offering commenced. Each such quarterly offering is referred to in the Plan as an “Offering.” The last quarterly Offering under the Plan shall expire on the last business day of June 2026 unless the Plan is extended by amendment prior to that date. Subject to Section 10.1 below, the maximum number of shares that may be issued in any Offering shall be 12,250 shares, plus unissued shares carried over from all prior Offerings under the Plan to the extent the number of shares issued in such prior Offerings was less than the maximum number of shares that could have been offered and issued in such Offerings.

2.    Effective Date. This amendment shall be effective as of February 13, 2015 and shall apply to all Offerings under the Plan conducted subsequent to June 30, 2015.

3.    Ratification. In all respects, other than as specifically set forth in Section 1 above, the Plan shall remain unaffected by this Amendment, the Plan shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Plan the provisions of this Amendment shall in all respects govern and control.

IN TESTIMONY WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of February 13, 2015, contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2015.

MERIT MEDICAL SYSTEMS, INC.

By: ______________________________
Its: ______________________________
Name: ____________________________

MERIT MEDICAL SYSTEMS, INC.
1600 W MERIT PKWY
SOUTH JORDAN, UT 84095

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	Nominees	All	All	Except
		☐	☐	☐
01 Fred P. Lampropoulos 02 Franklin J. Miller, M.D. 03 A. Scott Anderson
The Board of Directors recommends you vote FOR proposals 2. through 6.:
For Against Abstain
2.	Proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.				☐ ☐ ☐
3.
Proposal to approve an amendment to the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan for the purposes of increasing the number of shares of common stock of the Company authorized for the grant of awards and extending the term of that plan.
☐ ☐ ☐
4.	Proposal to approve an amendment to the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan for the purpose of extending the term of that plan.				☐ ☐ ☐
5.	Ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2015.				☐ ☐ ☐
6.	Shareholder proposal to request that the Board amend the Company's charter documents to require a majority vote in uncontested elections of directors of the Company.				☐ ☐ ☐
NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

0000234478_1 R1.0.0.51160
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

MERIT MEDICAL SYSTEMS, INC.
Annual Meeting of Shareholders
May 21, 2015 3:00 PM
This proxy is solicited by the Board of Director
The undersigned hereby appoints Fred P. Lampropoulos and Kent W. Stanger and each of them, as proxies, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of the common stock of Merit Medical Systems, Inc., a Utah corporation (the “Company”), held of record by the undersigned on March 23, 2015 at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s corporate offices, 1600 West Merit Parkway, South Jordan, Utah 84095, on Thursday, May 21, 2015, at 3:00 p.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
0000234478_2 R1.0.0.51160

Continued and to be signed on reverse side.